Exhibit 99.1

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT AUDITOR
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017

YANFENG ADIENT SEATING CO., LTD. CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT AUDITOR FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017

Contents	Page

Report of Independent Auditor	1 - 2

Consolidated balance sheets	3 - 4

Consolidated income statements	5

Consolidated cash flow statements	6

Consolidated statements of changes in owners’ equity	7 - 8

Notes to the consolidated financial statements	9 - 94

Report of Independent Auditors

To the Board of Directors of Yanfeng Adient Seating Co., Ltd.

We have audited the accompanying consolidated financial statements of Yanfeng Adient Seating Co., Ltd. and its subsidiaries which comprise the consolidated balance sheets as of 31 December 2019 and 2018, and the related consolidated statements of income, of changes in owners’ equity and of cash flow for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the requirements of Accounting Standards for Business Enterprises in the People’s Republic of China; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yanfeng Adient Seating Co., Ltd. and its subsidiaries as of 31 December 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with the requirements of Accounting Standards for Business Enterprises in the People’s Republic of China.

Emphasis of Matter

Accounting Standards for Business Enterprises in the People’s Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 14 to the consolidated financial statements.

Other Matter

The accompanying consolidated balance sheet of Yanfeng Adient Seating Co., Ltd. and its subsidiaries as of 31 December 2017, and the related consolidated statements of income, of changes in owners’ equity and of cash flow for the year then ended are presented for purposes of complying with Rule 3-09 of SEC Regulation S-X; however, Rule 3-09 does not require the 2017 financial statements to be audited and they are therefore not covered by this report.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

22 June 2020

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED BALANCE SHEETS AS AT 31 DECEMBER 2019, 2018 AND 2017*
(All amounts in RMB Yuan unless otherwise stated)

ASSETS	Note	31 December 2019 Consolidated	31 December 2018 Consolidated （Restatement）	31 December 2017* Consolidated (Restatement)
Current assets
Cash at bank and on hand	7(1)	9,576,491,276	9,297,999,049	8,133,672,578
Notes receivables	7(2)	6,500,000	2,004,305,172	1,400,014,717
Accounts receivables	7(3)	5,534,227,429	4,532,004,921	8,172,820,877
Receivables financing	7(4)	2,276,839,586	—	—
Advances to suppliers	7(6)	179,745,843	164,039,316	203,060,113
Other receivables	7(5)	569,661,523	761,450,480	846,479,167
Inventories	7(7)	817,538,039	699,247,505	894,975,575
Other current assets	7(8)	267,288,176	262,322,994	147,488,522
Total current assets		19,228,291,872	17,721,369,437	19,798,511,549
Non-current assets
Long-term equity investments	7(9)	158,345,314	187,583,985	210,259,121
Investment properties	7(10)	39,398,263	41,346,528	42,529,486
Fixed assets	7(11)	1,857,447,136	1,889,156,233	1,828,614,100
Construction in progress	7(12)	432,670,178	364,441,463	278,761,927
Intangible assets	7(13)	398,336,191	382,752,582	360,392,024
Goodwill	7(14)	71,566,642	71,566,642	71,566,642
Long-term prepaid expenses	7(15)	116,759,866	131,768,290	164,414,655
Deferred tax assets	7(16)	1,746,772,809	1,510,284,687	1,090,403,831
Other non-current assets	7(17)	24,614,465	53,966,768	80,605,952
Total non-current assets		4,845,910,864	4,632,867,178	4,127,547,738
TOTAL ASSETS		24,074,202,736	22,354,236,615	23,926,059,287

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED BALANCE SHEETS AS AT 31 DECEMBER 2019, 2018 AND 2017* (Cont’d)
(All amounts in RMB Yuan unless otherwise stated)

LIABILITIES AND OWNERS' EQUITY	Note	31 December 2019 Consolidated	31 December 2018 Consolidated (Restatement)	31 December 2017* Consolidated (Restatement)
Current liabilities
Short-term borrowings	7(18)	433,051,550	578,660,000	551,280,196
Notes payables	7(19)	634,111,311	665,390,579	653,798,483
Accounts payables	7(20)	11,994,465,250	10,447,210,448	12,797,027,105
Advances from customers		40,985,353	16,559,431	18,356,209
Employee benefits payable	7(21)	830,091,899	835,145,685	847,097,224
Taxes payable	7(22)	427,592,840	545,954,818	656,622,866
Other payables	7(23)	4,410,897,268	3,975,311,258	3,527,012,379
Current portion of long-term borrowings	7(24)	—	1,500,000	3,000,000
Current portion of non-current liabilities		27,056	22,770	22,770
Total current liabilities		18,771,222,527	17,065,754,989	19,054,217,232
Non-current liabilities
Long-term borrowings	7(24)	—	—	1,500,000
Provisions		29,811,077	6,569,571	3,371,338
Deferred income	7(25)	16,529,595	14,135,470	9,117,415
Deferred tax liabilities	7(16)	1,364,283	—	—
Total non-current liabilities		47,704,955	20,705,041	13,988,753
Total liabilities		18,818,927,482	17,086,460,030	19,068,205,985
Owners' equity
Paid-in capital		439,853,380	439,853,380	439,853,380
Other comprehensive income	7(39(b))	6,398,374	1,515,997	1,414,254
Surplus reserve	7(26)	568,303,779	508,075,017	441,810,777
Undistributed profits	7(27)	3,668,099,694	3,774,252,967	3,463,983,805
Total equity attributable to equity owners of the Company		4,682,655,227	4,723,697,361	4,347,062,216
Minority interests		572,620,027	544,079,224	510,791,086
Total owners' equity		5,255,275,254	5,267,776,585	4,857,853,302
TOTAL LIABILITIES AND OWNERS' EQUITY		24,074,202,736	22,354,236,615	23,926,059,287

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED INCOME STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017*
(All amounts in RMB Yuan unless otherwise stated)

Item		Note	2019 Consolidated	2018 Consolidated	2017* Consolidated
Revenue		7(28)	28,503,974,080	33,315,911,601	32,043,195,882
Less:	Cost of sales	7(28),7(31)	(23,352,653,637)	(27,732,668,176)	(26,532,394,041)
	Taxes and surcharges	7(29)	(101,149,380)	(125,178,415)	(196,541,376)
	Selling and distribution expenses	7(31)	(248,297,155)	(262,664,282)	(256,281,872)
	General and administrative expenses	7(31)	(1,410,223,435)	(1,228,709,486)	(1,323,142,177)
	Research and development expenses	7(31)	(886,837,747)	(1,009,683,099)	(998,729,114)
Add:	Financial income - net	7(30)	99,711,336	121,914,465	17,829,635
	Including: Interest expenses		(33,861,533)	(33,145,222)	(29,854,734)
	Interest income		145,057,748	148,779,198	75,511,218
	Other income	7(36)	161,150,992	115,237,585	129,108,171
	Investment income	7(34)	98,629,932	87,055,079	90,174,271
	Including: Share of profit of associates and joint ventures		72,152,126	66,200,119	78,876,545
	Gains/(Losses) on disposals of assets	7(35)	368,565	(2,352,770)	(3,021,988)
Less:	Asset impairment losses	7(32)	(31,899,677)	(10,801,480)	(2,945,857)
	Credit impairment losses	7(33)	(113,054,480)	—	—
Operating profit			2,719,719,394	3,268,061,022	2,967,251,534
Add:	Non-operating income	7(37(a))	3,370,496	4,511,490	2,346,311
Less:	Non-operating expenses	7(37(b))	(17,184,819)	(3,801,129)	(1,873,547)
Total profit			2,705,905,071	3,268,771,383	2,967,724,298
Less:	Income tax expenses	7(38)	(430,101,932)	(562,455,731)	(589,007,692)
Net profit			2,275,803,139	2,706,315,652	2,378,716,606
	Classified by continuity of operations
	Net profit from continuing operations		2,275,803,139	2,706,315,652	2,378,716,606
	Net profit from discontinued operations		—	—	—
	Classified by ownership of the equity
	Attributable to equity owners of the Company		2,090,702,900	2,481,903,963	2,083,076,727
	Minority interests		185,100,239	224,411,689	295,639,879
Other comprehensive income, net of tax			4,882,377	101,743	430,299
	Translation differences on translation of foreign currency financial statements	7(39(a))	4,882,377	101,743	430,299
Total comprehensive income			2,280,685,516	2,706,417,395	2,379,146,905
	Attributable to equity owners of the Company		2,095,585,277	2,482,005,706	2,083,507,026
	Attributable to minority interests		185,100,239	224,411,689	295,639,879

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED CASH FLOW STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017*
(All amounts in RMB Yuan unless otherwise stated)

Item	Note	2019 Consolidated	2018 Consolidated	2017* Consolidated
Cash flows from operating activities
Cash received from sales of goods or rendering of services		32,478,166,214	42,620,231,769	37,188,574,231
Refund of taxes and surcharges		109,369,385	80,523,553	80,158,334
Cash received relating to other operating activities		223,984,165	127,319,648	184,480,725
Sub-total of cash inflows		32,811,519,764	42,828,074,970	37,453,213,290
Cash paid for goods and services		(22,973,666,250)	(32,914,683,413)	(26,183,767,105)
Cash paid to and on behalf of employees		(2,348,822,105)	(2,335,518,600)	(2,003,249,397)
Payments of taxes and surcharges		(1,496,741,101)	(1,966,165,908)	(2,679,623,127)
Cash paid relating to other operating activities		(2,970,174,195)	(2,123,658,626)	(2,121,766,998)
Sub-total of cash outflows		(29,789,403,651)	(39,340,026,547)	(32,988,406,627)
Net cash flows from operating activities	7(40(a))	3,022,116,113	3,488,048,423	4,464,806,663
Cash flows used in investing activities
Cash received from disposal of investments		214,908,931	235,645,347	279,239,352
Cash received from returns on investments		100,967,962	103,980,826	67,768,049
Net cash received from disposal of fixed assets, intangible assets and other long-term assets		25,102,657	14,751,486	24,565,265
Sub-total of cash inflows		340,979,550	354,377,659	371,572,666
Cash paid to acquire fixed assets, intangible assets and other long-term assets		(643,582,858)	(650,226,838)	(524,461,586)
Cash paid to acquire investments		—	—	(837,615,093)
Sub-total of cash outflows		(643,582,858)	(650,226,838)	(1,362,076,679)
Net cash flows used in investing activities		(302,603,308)	(295,849,179)	(990,504,013)
Cash flows used in financing activities
Cash received from capital contributions		30,000,000	—	—
Including: Cash received from capital contributions by minority shareholders of subsidiaries		30,000,000	—	—
Cash received from borrowings		796,250,880	990,189,943	844,949,190
Sub-total of cash inflows		826,250,880	990,189,943	844,949,190
Cash repayments of borrowings		(944,186,127)	(964,983,332)	(711,559,282)
Cash payments for distribution of profits or interest expenses		(2,307,354,144)	(2,142,677,741)	(1,848,390,388)
Including: Cash payments for profits to minority shareholders of subsidiaries		(199,904,958)	(77,397,401)	(333,196,736)
Sub-total of cash outflows		(3,251,540,271)	(3,107,661,073)	(2,559,949,670)
Net cash flows used in financing activities		(2,425,289,391)	(2,117,471,130)	(1,715,000,480)
Effect of foreign exchange rate changes on cash and cash equivalents		—	—	—
Net increase in cash and cash equivalents	7(40(b))	294,223,414	1,074,728,114	1,759,302,170
Add: Cash and cash equivalents at beginning of year		9,013,241,794	7,938,513,680	6,179,211,510
Cash and cash equivalents at end of year	7(40(c))	9,307,465,208	9,013,241,794	7,938,513,680

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ EQUITY FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017*
(All amounts in RMB Yuan unless otherwise stated)

		Attributable to equity holders of the Company
Item	Note	Paid-in capital	Surplus reserves	Other comprehensive income	Undistributed profits	Minority interests	Total owners' equity
Balance at 1 January 2017*		439,853,380	376,736,592	983,955	3,005,135,145	549,306,952	4,372,016,024
Movements for the year ended 31 December 2017*
Total comprehensive income
Net profit		—	—	—	2,083,076,727	295,639,879	2,378,716,606
Other comprehensive income
Translation differences on translation of foreign currency financial statements	7(39(a))	—	—	430,299	—	—	430,299
Total comprehensive income for the year		—	—	430,299	2,083,076,727	295,639,879	2,379,146,905
Capital contribution and withdrawal by owners
Disposal of a subsidiary		—	—	—	—	(470,521)	(470,521)
Profit distribution
Appropriation to surplus reserves	7(26)	—	65,074,185	—	(65,074,185)	—	—
Profit distribution to equity owners	7(27)	—	—	—	(1,493,770,914)	(333,196,736)	(1,826,967,650)
Appropriation to staff welfare and incentive funds	7(21(a))	—	—	—	(65,382,968)	(488,488)	(65,871,456)
Balance at 31 December 2017*		439,853,380	441,810,777	1,414,254	3,463,983,805	510,791,086	4,857,853,302
Balance at 1 January 2018		439,853,380	441,810,777	1,414,254	3,463,983,805	510,791,086	4,857,853,302
Movements for the year ended 31 December 2018
Total comprehensive income
Net profit		—	—	—	2,481,903,963	224,411,689	2,706,315,652
Other comprehensive income
Translation differences on translation of foreign currency financial statements	7(39(a))	—	—	101,743	—	—	101,743
Total comprehensive income for the year		—	—	101,743	2,481,903,963	224,411,689	2,706,417,395
Profit distribution
Appropriation to surplus reserves	7(26)	—	66,264,240	—	(66,264,240)	—	—
Profit distribution to equity owners	7(27)	—	—	—	(2,038,991,145)	(190,933,981)	(2,229,925,126)
Appropriation to staff welfare and incentive funds	7(21(a))	—	—	—	(66,379,416)	(189,570)	(66,568,986)
Balance at 31 December 2018		439,853,380	508,075,017	1,515,997	3,774,252,967	544,079,224	5,267,776,585

YANFENG ADIENT SEATING CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ EQUITY FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017* (Cont’d)
(All amounts in RMB Yuan unless otherwise stated)

		Attributable to equity holders of the Company
Item	Note	Paid-in capital	Surplus reserves	Other comprehensive income	Undistributed profits	Minority interests	Total owners' equity
Balance at 1 January 2019		439,853,380	508,075,017	1,515,997	3,774,252,967	544,079,224	5,267,776,585
Movements for the year ended 31 December 2019
Total comprehensive income
Net profit		—	—	—	2,090,702,900	185,100,239	2,275,803,139
Other comprehensive income
Translation differences on translation of foreign currency financial statements	7(39(a))	—	—	4,882,377	—	—	4,882,377
Total comprehensive income for the year		—	—	4,882,377	2,090,702,900	185,100,239	2,280,685,516
Capital contribution and withdrawal by owners
Capital contribution by owners		—	—	—	—	30,000,000	30,000,000
Profit distribution
Appropriation to surplus reserves	7(26)	—	60,228,762	—	(60,228,762)	—	—
Profit distribution to equity owners	7(27)	—	—	—	(2,076,279,518)	(186,368,378)	(2,262,647,896)
Appropriation to staff welfare and incentive funds	7(21(a))	—	—	—	(60,347,893)	(191,058)	(60,538,951)
Balance at 31 December 2019		439,853,380	568,303,779	6,398,374	3,668,099,694	572,620,027	5,255,275,254

* Not covered by the AUDITOR’S report included herein

The accompanying notes form an integral part of these consolidated financial statements.

Legal representative: Jianxu Jia Principal in charge of accounting: Chungao Zang Head of accounting department: Jianjun Chu

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

1	General information

Yanfeng Adient Seating Co., Ltd. (formerly known as “Shanghai Yanfeng Johnson Controls Seating Co., Ltd.”, “the Company”) is a sino-foreign joint venture company set up by Yanfeng Automotive Trim Systems Co., Ltd. (“Yanfeng Trim” and formerly known as “Yanfeng Visteon Automotive Trim Systems Co., Ltd.”) and Johnson Controls International Inc. (“JCI”) on 18 December 1997. The approved operating period is 25 years and the registered capital is USD 24,770,700.

After several times of equity interest transfer till 8 November 2012, the investors of the Company were changed to Yanfeng Trim and Johnson Controls Asia Holding Co., Ltd., with 50.01% and 49.99% of equity interest respectively. The registered capital of the Company was increased to USD 62,000,000. On 2 February 2017, Johnson Controls Asia Holding Co., Ltd. was renamed as Adient Asia Holding Co., Ltd. (“Adient Asia”). In April 2017, the Company was renamed as “Yanfeng Adient Seating Co., Ltd.”.

The approved scope of business of the Company and its subsidiaries (together ,“the Group”) is to research, develop, manufacture automotive seats, headliners, sun visors, overhead systems and their components, sell self-manufactured products; wholesale, commission agency (excluding auction), import and export of associated business and chemical products, and provide relevant services, lease certain of its real estate. For the year ended 31 December 2019, the Group’s business scope was the same as the scope of operation.

These financial statements are authorised for issue by the Company’s responsible person on 22 June 2020.

2	Basis of preparation

The financial statements are prepared in accordance with the Accounting Standards for Business Enterprises - Basic Standard, and the specific accounting standards and other relevant regulations issued by the Ministry of Finance of the P.R. China on 15 February 2006 and in subsequent periods (hereafter collectively referred to as “the Accounting Standards for Business Enterprises” or “CAS”).

The financial statements are prepared on a going concern basis.

3	Statement of compliance with the Accounting Standards for Business Enterprises

The financial statements of the Company for the years ended 31 December 2019, 31 December 2018 and 31 December 2017 are in compliance with the Accounting Standards for Business Enterprises, and truly and completely present the consolidated financial position of the Company as at 31 December 2019, 31 December 2018 and 31 December 2017 and of its financial performance, cash flows and other information for the years then ended.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates

(1)	Accounting year

The Company’s accounting year starts on 1 January and ends on 31 December.

(2)	Recording currency

The Company’s recording currency is Renminbi (RMB). The recording currency of the Company’s subsidiaries is determined based on the primary economic environment in which they operate. The recording currency of the Company’s domestic subsidiaries is RMB and the recording currency of the Company’s foreign subsidiaries is local currency. The financial statements are presented in RMB.

(3)	Foreign currency translation

(a)	Foreign currency transactions

Foreign currency transactions are translated into recording currency using the exchange rates prevailing at the dates of the transactions.

At the balance sheet date, monetary items denominated in foreign currencies are translated into recording currency using the spot exchange rates on the balance sheet date. Exchange differences arising from these translations are recognised in profit or loss for the current period, except for those attributable to foreign currency borrowings that have been taken out specifically for acquisition or construction of qualifying assets, which are capitalised as part of the cost of those assets. Non-monetary items denominated in foreign currencies that are measured at historical costs are translated at the balance sheet date using the spot exchange rates at the date of the transactions. The effect of exchange rate changes on cash is presented separately in the cash flow statement.

(b)	Translation of foreign currency financial statements

The asset and liability items in the balance sheets for overseas operations are translated at the spot exchange rates on the balance sheet date. Among the owners’ equity items, the items other than “undistributed profits” are translated at the spot exchange rates of the transaction dates. The income and expense items in the income statements of overseas operations are translated at the spot exchange rates of the transaction dates. The differences arising from the above translation are presented in other comprehensive income. The cash flows of overseas operations are translated at the spot exchange rates on the dates of the cash flows. The effect of exchange rate changes on cash is presented separately in the cash flow statement.

(4)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, deposits that can be readily drawn on demand, and short-term and highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial instruments (applicable for 2019)

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. A financial asset or a financial liability is recognised when the Group becomes a party to the contractual provisions of the instrument.

(a)	Financial assets

(i)	Classification and measurement

Based on the business model for managing the financial assets and the contractual cash flow characteristics of the financial assets, financial assets are classified as: (1) financial assets at amortised cost; (2) financial assets at fair value through other comprehensive income; (3) financial assets at fair value through profit or loss.

Financial assets are initially recognised at fair value. For financial assets at fair value through profit and loss, the related transaction costs are directly recognised in profit or loss. For other financial assets, the related transaction costs are included in initially recognised amounts. Accounts receivable or notes receivable arising from sales of products or rendering of services (excluding or without regard to significant financing components) are initially recognised at the consideration that is entitled to be charged by the Group as expected.

Debt instruments

The debt instruments held by the Group refer to the instruments that meet the definition of financial liabilities from the perspective of the issuer, and are measured in the following three ways:

Measured at amortised cost:

The objective of the Group’s business model is to hold the financial assets to collect the contractual cash flows, and the contractual cash flow characteristics are consistent with a basic lending arrangement, which gives rise on specified dates to the contractual cash flows that are solely payments of principal and interest on the principal amount outstanding. The interest income of such financial assets is recognised using the effective interest method. Such financial assets mainly comprise cash at bank and on hand, notes receivable, accounts receivable, other receivables, debt investments and long-term receivables, etc. Debt investments and long-term receivables that are due within one year (inclusive) as from the balance sheet date are included in the current portion of non-current assets; debt investments with maturities of no more than one year (inclusive) at the time of acquisition are included in other current assets.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial assets (applicable for 2019) (Cont’d)

(a)	Financial assets (Cont’d)

(i)	Classification and measurement (Cont’d)

Measured at fair value through other comprehensive income:

The objective of the Group’s business model is to hold the financial assets to both collect the contractual cash flows and sell such financial assets, and the contractual cash flow characteristics are consistent with a basic lending arrangement. Such financial assets are measured at fair value through other comprehensive income, except for the impairment gains or losses, foreign exchange gains and losses, and interest income calculated using the effective interest method which are recognised in profit or loss for the current period. The financial assets include receivables financing and other debt investments. Other debt investments that are due within one year (inclusive) as from the balance sheet date are included in the current portion of non-current assets; other debt investments with maturities of no more than one year (inclusive) at the time of acquisition are included in other current assets.

Measured at fair value through profit or loss:

Debt instruments held by the Group that are not classified as those at amortised cost, or those measured at fair value through other comprehensive income, are measured at fair value through profit or loss and included in financial assets held for trading. At initial recognition, the Group designates a portion of financial assets as at fair value through profit or loss to eliminate or significantly reduce an accounting mismatch. Financial assets that are due over one year (inclusive) as from the balance sheet date and are expected to be held over one year are included in other non-current financial assets.

Equity instruments

Investments in equity instruments, over which the Group has no control, joint control or significant influence, are measured at fair value through profit or loss under financial assets held for trading; investments in equity instruments expected to be held over one year as from the balance sheet date are included in other non-current financial assets.

In addition, a portion of certain investments in equity instruments not held for trading are designated as financial assets at fair value through other comprehensive income under investments in other equity instruments. The relevant dividend income of such financial assets is recognised in profit or loss for the current period.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial assets(applicable for 2019) (Cont’d)

(a)	Financial assets (Cont’d)

(ii)	Impairment

Loss provision for financial assets at amortised cost, investments in debt instruments at fair value through other comprehensive income, as well as financial guarantee contracts is recognised on the basis of expected credit losses (“ECL”).

Giving consideration to reasonable and supportable information on past events, current conditions and forecasts of future economic conditions, as well as the default risk weight, the Group recognises the ECL as the probability-weighted amount of the present value of the difference between the cash flows receivable from the contract and the cash flows expected to collect.

As at each balance sheet date, the ECL of financial instruments at different stages are measured respectively. 12-month ECL provision is recognised for financial instruments in Stage 1 that have not had a significant increase in credit risk since initial recognition; lifetime ECL provision is recognised for financial instruments in Stage 2 that have had a significant increase in credit risk yet without credit impairment since initial recognition; and lifetime ECL provision is recognised for financial instruments in Stage 3 that have had credit impairment since initial recognition.

For the financial instruments with lower credit risk on the balance sheet date, the Group assumes there is no significant increase in credit risk since initial recognition and recognises the 12-month ECL provision.

For the financial instruments in Stage 1, Stage 2 and with lower credit risk, the Group calculates the interest income by applying the effective interest rate to the gross carrying amount (before deduction of the impairment provision). For the financial instrument in Stage 3, the interest income is calculated by applying the effective interest rate to the amortised cost (after deduction of the impairment provision from the gross carrying amount).

For notes receivable, accounts receivable and receivables financing arising from sales of goods or rendering of services in the ordinary course of the activities, the Group measures the loss provision based on the lifetime ECL regardless of whether there exists a significant financing component.

In case the ECL of an individually assessed financial asset cannot be evaluated with reasonable cost, the Group divides the receivables into certain groupings based on credit risk characteristics, and calculates the ECL for the groupings.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial assets (applicable for 2019) (Cont’d)

(a)	Financial assets (Cont’d)

(ii)	Impairment (Cont’d)

For notes receivable and receivables financing arising from sales of goods or rendering of services in the ordinary course of the activities, and receivables that are classified into groupings, the Group prepares the cross-reference between the number of overdue days and the lifetime ECL rate, and calculates the ECL with consideration to historical credit loss experience, current conditions and forecasts of future economic conditions. For notes receivable and receivables financing other than those mentioned above and other receivables that are classified into groupings, the Group calculates the ECL through default risk exposure and the 12-month/lifetime ECL rate, on the basis of historical credit losses experience, the current conditions and forecasts of future economic conditions.

The Group recognises the loss provision made or reversed into profit or loss for the current period. For debt instruments held at fair value through other comprehensive income, the Group adjusts other comprehensive income while the impairment loss or gain is recognised in profit or loss for the current period.

(iii)	Derecognition

A financial asset is derecognised when: (i) the contractual rights to the cash flows from the financial asset expire, (ii) the financial asset has been transferred and the Group transfers substantially all the risks and rewards of ownership of the financial asset to the transferee, or (iii) the financial asset has been transferred and the Group has not retained control of the financial asset, although the Group neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset.

When a financial asset is derecognised, the difference between the carrying amount and the sum of the consideration received and the cumulative changes in fair value that are previously recognised directly in other comprehensive income is recognised in profit or loss for the current period, except for those as investments in other equity instruments, the difference aforementioned is recognised in retained earnings instead.

(b)	Financial liabilities

Financial liabilities are classified as financial liabilities at amortised cost and financial liabilities at fair value through profit or loss at initial recognition.
Financial liabilities of the Group mainly comprise financial liabilities at amortised cost, including notes payable, accounts payable, other payables, borrowings, bonds payable, etc. Such financial liabilities are initially recognised at fair value, net of transaction costs incurred, and subsequently measured using the effective interest method. Financial liabilities that are due within one year (inclusive) are classified as current liabilities; those with maturities over one year but are due within one year (inclusive) as from the balance sheet date are classified as current portion of non-current liabilities. Others are classified as non-current liabilities.

A financial liability is derecognised or partly derecognised when the underlying present obligation is discharged or partly discharged. The difference between the carrying amount of the derecognised part of the financial liability and the consideration paid is recognised in profit or loss for the current period.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(5)	Financial assets (applicable for 2019) (Cont’d)

(c)	Determination of fair value of financial instruments

The fair value of a financial instrument that is traded in an active market is determined at the quoted price in the active market. The fair value of a financial instrument that is not traded in an active market is determined by using a valuation technique. In valuation, the Group adopts valuation techniques applicable in the current situation and supported by adequate available data and other information, selects inputs with the same characteristics as those of assets or liabilities considered in relevant transactions of assets or liabilities by market participants, and gives priority to the use of relevant observable inputs. When relevant observable inputs are not available or feasible, unobservable inputs are adopted.

(6)	Financial assets (applicable for 2018 and 2017)

Financial assets are classified into the following categories at initial recognition: financial assets at fair value through profit or loss, receivables, available-for-sale financial assets and held-to-maturity investments. The classification of financial assets depends on the Group’s intention and ability to hold the financial assets. The financial assets held by the Group are mainly receivables.

(a)	Receivables

Receivables, including notes receivables, accounts receivables and other receivables, are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market (Note 4(7)).

(b)	Recognition and measurement

Financial assets are recognised at fair value on the balance sheet when the Group becomes a party to the contractual provisions of the financial instrument. In the case of financial assets at fair value through profit or loss, the related transaction costs incurred at the time of acquisition are recognised in profit or loss for the current period. For other financial assets, transaction costs that are attributable to acquisition of the financial assets are included in their initially recognised amounts. A financial asset is derecognised when the contractual rights to receive the cash flows from the financial asset have expired, or all the substantial risks and rewards of ownership of the financial asset have been transferred. Receivables are subsequently measured at amortised cost by using the effective interest method.

(c)	Impairment of financial assets

The Group assesses the carrying amounts of financial assets other than those at fair value through profit or loss at each balance sheet date. If there is objective evidence that a financial asset is impaired, an impairment loss is provided for.

When an impairment loss on a financial asset carried at amortised cost has occurred, the amount of the impairment loss is provided for at the difference between the asset’s carrying amount and the present value of its estimated future cash flows (excluding future credit losses that have not been incurred). If there is objective evidence that the value of the financial asset recovered and the recovery is related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed and the amount of reversal is recognised in profit or loss.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(7)	Receivables

Receivables comprise notes receivables, accounts receivables and other receivables. Accounts receivables arising from sale of goods or rendering of services are initially recognised at fair value of the contractual payments from the buyers or service recipients.

Receivables with amounts that are individually significant are subject to separate assessment for impairment. If there exists objective evidence that the Group will not be able to collect the amount under the original terms, a provision for bad debts of that receivable is made at the difference between its carrying amount and the present value of its estimated future cash flows.

Receivables with amounts that are not individually significant and those receivables that have been individually assessed for impairment and have not been found impaired are classified into certain groupings based on their credit risk characteristics. Provision for bad debts is determined based on the historical loss experience for groupings of receivables with similar credit risk characteristics, taking into consideration of the current circumstances.

When the Group transfers the accounts receivables to the financial institutions without recourse, the difference between the proceeds received from the transaction and their carrying amounts and the related taxes is recognised in profit or loss for the current period.

(8)	Inventories

Inventories include raw materials, work in progress and finished goods, and are stated at the lower of cost and net realisable value.

Cost is determined using planned cost method. Cost of inventories used or sold is carried forward at the end of the month to carry the cost variance it should be borne, and the planned cost is adjusted to actual cost. The cost of finished goods and work in progress comprise raw materials, direct labour and systematically allocated production overhead based on the normal production capacity.

Provision for decline in the value of inventories is determined at the excess amount of the carrying amounts of the inventories over their net realisable value. Net realisable value is determined based on the estimated selling price in the ordinary course of business, less the estimated costs to completion and estimated costs necessary to make the sale and related taxes.

The Group adopts the perpetual inventory system.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(9)	Long-term equity investments

Long-term equity investments comprise the Group’s long-term equity investments in its joint ventures and associates.

(a)	Joint ventures and associates

A joint venture is a joint arrangement which is structured through a separate vehicle over which the Group has joint control together with other parties and only has rights to the net assets of the arrangement based on legal forms, contractual terms and other facts and circumstances; An associate is the investee over which the Group has significant influence on its financial and operating policy decisions.

Investments in joint ventures and associates are accounted for using the equity method. Where the initial investment cost exceeds the Group’s share of the fair value of the investee’s identifiable net assets at the time of acquisition, the investment is initially measured at that cost. Where the initial investment cost is less than the Group’s share of the fair value of the investee’s identifiable net assets at the time of acquisition, the difference is included in profit or loss for the current period and the cost of the long-term equity investment is adjusted upwards accordingly.

Under the equity method of accounting, the Group recognises the investment income according to its share of net profit or loss of the investee. The Group does not recognise further losses when the carrying amounts of the long-term equity investment together with any long-term interests that, in substance, form part of the Group’s net investment in investees are reduced to zero. However, if the Group has obligations for additional losses and the criteria with respect to recognition of provisions are satisfied, the Group continues recognising the investment losses and the provisions at the amount it expects to undertake. The Group’s share of the changes in investee’s owner's equity other than those arising from the net profit or loss, other comprehensive income and profit distribution is recognised in capital surplus with a corresponding adjustment to the carrying amounts of the long-term equity investment. The carrying amount of the investment is reduced by the Group’s share of the profit distribution or cash dividends declared by the investees. Unrealised gains or losses on transactions between the Group and its investees are eliminated to the extent of the Group’s equity interest in the investees, based on which the investment income or losses are recognised. Any losses resulting from transactions between the Group and its investees, which are attributable to asset impairment losses are not eliminated.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(10)	Investment properties

	Investment properties, including land use rights that have already been leased out, buildings that are held for the purpose of leasing and buildings that are being constructed or developed for future use for leasing, are measured initially at cost. Subsequent expenditures incurred in relation to an investment property are included in the cost of the investment property when it is probable that the associated economic benefits will flow to the Group and their costs can be reliably measured; otherwise, the expenditures are recognised in profit or loss for the period in which they are incurred.

	Investment properties are subsequently measured using the cost model and are depreciated or amortised to their estimated residual values over their estimated useful lives. The estimated useful lives, the estimated residual values expressed as a percentage of cost and the annual depreciation (amortisation) rates of investment properties are as follows:

		Estimated useful lives	Estimated residual values	Annual depreciation rates

	Land use rights	50 years	0%	2%
	Buildings	20 years	0%	5%

	When an investment property is transferred to owner-occupied properties, it is reclassified as fixed asset or intangible asset with the carrying amount at the date of the transfer. When an owner-occupied property is transferred out for earning rentals or for capital appreciation, the fixed asset or intangible asset is transferred to investment properties with the carrying amount at the date of the transfer.

	The estimated useful life and the estimated residual value of an investment property and the depreciation (amortisation) method applied to the asset are reviewed, and adjusted as appropriate at each year-end.

	An investment property is derecognised on disposal or when the investment property is permanently withdrawn from use and no future economic benefits are expected from its disposal. The net amount of proceeds from sale, transfer, retirement or damage of an investment property after its carrying amount and related taxes and expenses is recognised in profit or loss for the current period.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(11)	Fixed assets

Fixed assets comprise buildings, machinery and equipment, motor vehicles, computers and electronic equipment and office equipment and tooling. Fixed assets purchased or constructed by the Group are initially measured at cost at the time of acquisition. Fixed assets contributed by the investor are initially recorded at their approved value upon its contribution to the Company.

Subsequent expenditures incurred for a fixed asset are included in the cost of the fixed asset when it is probable that the associated economic benefits will flow to the Group and the related cost can be reliably measured. The carrying amount of the replaced part is derecognised. All the other subsequent expenditures are recognised in profit or loss for the period in which they are incurred.

Fixed assets are depreciated using the straight-line method to allocate the cost of the assets to their estimated residual values over their estimated useful lives. For the fixed assets that have been provided for impairment loss, the related depreciation charge is prospectively determined based upon the adjusted carrying amounts over their remaining useful lives.

The estimated useful lives, the estimated residual values expressed as a percentage of cost and the annual depreciation rates of fixed assets are as follows:

		Estimated useful lives	Estimated residual values	Annual depreciation rates

	Buildings	5-20 years	0%-10%	4.50%-20.00%
	Machinery and equipment	3-15 years	0%-5%	6.33%-33.33%
	Motor vehicles	3-6 years	0%-5%	15.83%-33.33%
	Computers and electronic equipment and office equipment	3-7 years	0%-5%	13.57%-33.33%
	Tooling	3-5 years	0%-5%	19.00%-33.33%

The estimated useful life and the estimated residual value of a fixed asset and the depreciation method applied to the asset are reviewed, and adjusted as appropriate at each year-end.

A fixed asset is derecognised on disposal or when no future economic benefits are expected from its use or disposal. The amount of proceeds from disposals on sale, transfer, retirement or damage of a fixed asset net of its carrying amount and related taxes and expenses is recognised in profit or loss for the current period.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(12)	Construction in progress

Construction in progress is measured at actual cost. Actual cost comprises construction costs, installation costs, borrowing costs that are eligible for capitalisation and other costs necessary to bring the fixed assets ready for their intended use. Construction in progress is transferred to fixed assets when the assets are ready for their intended use, and depreciation is charged starting from the following month.

(13)	Intangible assets

Intangible assets include land use rights, patent rights and non-patented technology and software, and are measured at cost. Intangible assets also include identifiable assets acquired from business combinations involving enterprises not under common control, such as customer relationships, and are measured at fair value at the time of acquisition.

(a)	Land use rights

Land use rights are amortised on the straight-line basis over their estimated useful lives. If the acquisition costs of the land use rights and the buildings located thereon cannot be reasonably allocated between the land use rights and the buildings, all of the acquisition costs are recognised as fixed assets.

(b)	Patent rights and non-patented technology

Patent rights and non-patented technology are amortised on a straight-line basis over the patent protection period as stipulated by the laws.

(c)	Software

Software is amortised on a straight-line basis over the period as stipulated by law.

(d)	Customer relationship

Customer relationship acquired from business combination involving enterprises not under common control are amortised over their beneficial periods.

(e)	Periodical review of useful life and amortisation method

For an intangible asset with a finite useful life, review of its useful life and amortisation method is performed at each year-end, with adjustment made as appropriate.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(14)	Research and development

The expenditure on an internal research and development project is classified into expenditure on the research phase and expenditure on the development phase based on its nature and whether there is material uncertainty that the research and development activities can form an intangible asset at the end of the project.

Expenditure on the research phase is recognised in profit or loss in the period in which it is incurred; expenditure on the development phase is capitalised only if all of the following conditions are satisfied:

•it is technically feasible to complete the intangible asset so that it will be available for use or sale;
•management intends to complete the intangible asset and use or sell it;
•it can be demonstrated how the intangible asset will generate economic benefits;
•there are adequate technical, financial and other resources to complete the development and the ability to use or sell the intangible asset; and
•the expenditure attributable to the intangible asset during its development phase can be reliably measured.

Other development expenditures that do not meet the conditions above are recognised in profit or loss in the period in which they are incurred. Development costs previously recognised as expenses are not recognised as an asset in a subsequent period. Capitalised expenditure on the development phase is presented as development costs in the balance sheet and transferred to intangible assets at the date that the asset is ready for its intended use.

(15)	Goodwill

Goodwill is recognised at the excess of the cost of a business combination involving enterprises not under common control over the interest in the fair value of the acquirees’ identifiable net assets acquired in the business combination as at the acquisition date.

(16)	Long-term prepaid expenses

Long-term prepaid expenses include the expenditure for improvements to fixed assets held under operating leases, and other expenditures that have been incurred but should be recognised as expenses over more than one year in the current and subsequent periods. Long-term prepaid expenses are amortised on the straight-line basis over the expected beneficial period and are presented at actual expenditure net of accumulated amortisation.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(17)	Impairment of long-term assets

Fixed assets, construction in progress, intangible assets with finite useful lives, long-term equity investments in joint ventures and associates and long-term prepaid expenses are tested for impairment if there is any indication that the assets may be impaired at the balance sheet date; intangible assets that are not yet available for their intended use are tested for impairment at least annually, irrespective of whether there is any indication of impairment. If the result of the impairment test indicates that the recoverable amount of an asset is less than its carrying amount, a provision for impairment and an impairment loss are recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and the present value of the future cash flows expected to be derived from the asset. Provision for asset impairment is determined and recognised on the individual asset basis. If it is not possible to estimate the recoverable amount of an individual asset, the recoverable amount of a group of assets to which the asset belongs is determined. A group of assets is the smallest group of assets that is able to generate independent cash inflows.

Goodwill that is separately presented in the financial statements is tested at least annually for impairment, irrespective of whether there is any indication that it may be impaired. In conducting the test, the carrying value of goodwill is allocated to the related asset group or groups of asset groups which are expected to benefit from the synergies of the business combination. If the result of the test indicates that the recoverable amount of an asset group or a group of asset groups, including the allocated goodwill, is lower than its carrying amount, the corresponding impairment loss is recognised. The impairment loss is first deducted from the carrying amount of goodwill that is allocated to the asset group or group of asset groups, and then deducted from the carrying amounts of other assets within the asset group or group of asset groups in proportion to the carrying amounts of assets other than goodwill.

Once the above asset impairment loss is recognised, it will not be reversed for the value recovered in the subsequent periods.

(18)	Borrowing costs

The borrowing costs that are directly attributable to acquisition and construction of an asset that needs a substantially long period of time for its intended use commence to be capitalised and recorded as part of the cost of the asset when expenditures for the asset and borrowing costs have been incurred, and the activities relating to the acquisition and construction that are necessary to prepare the asset for its intended use have commenced. The capitalisation of borrowing costs ceases when the asset under acquisition or construction becomes ready for its intended use and the borrowing costs incurred thereafter are recognised in profit or loss for the current period. Capitalisation of borrowing costs is suspended during periods in which the acquisition or construction of an asset is interrupted abnormally and the interruption lasts for more than 3 months, until the acquisition or construction is resumed.

(19)	Borrowings (applicable for 2018 and 2017)

Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently measured at amortised cost using the effective interest method. Borrowings of which the period is within one year (inclusive) are classified as the short-term borrowings, and the others are classified as long-term borrowings.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(20)	Employee benefits

Employee benefits refer to all forms of consideration or compensation given by the Group in exchange for service rendered by employees or for termination of employment relationship, which include short-term employee benefits and post-employment benefits.

(a)	Short-term employee benefits

Short-term employee benefits include wages or salaries, bonus, allowances and subsidies, staff welfare, premiums or contributions on medical insurance, work injury insurance and maternity insurance, housing funds, union running costs and employee education costs, short-term paid absences and etc. The short-term employee benefits actually occurred are recognised as a liability in the accounting period in which the service is rendered by the employees, with a corresponding charge to the profit or loss for the current period or the cost of relevant assets. Non-monetary benefits are measured at fair value.

(b)	Post-employment benefits

The Group classifies post-employment benefit plans as defined contribution plans. Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into a separate fund and will have no obligation to pay further contributions. During the reporting period, the Group's post-employment benefits mainly include the premiums or contributions on basic pensions and unemployment insurance, both of which belong to defined contribution plans.

Basic pensions

The Group’s employees participate in the basic pension plan set up and administered by local authorities of Ministry of Human Resource and Social Security. Monthly payments of premiums on the basic pensions are calculated according to the bases and percentage prescribed by the relevant local authorities. When employees retire, the relevant local authorities are obliged to pay the basic pensions to them. The amounts based on the above calculations are recognised as liabilities in the accounting period in which the service has been rendered by the employees, with a corresponding charge to the profit or loss for the current period or the cost of relevant assets.

(c)	Termination benefits

The Group provides compensation for terminating the employment relationship with employees before the end of the employment contracts or as an offer to encourage employees to accept voluntary redundancy before the end of the employment contracts. The Group recognises a liability arising from compensation for termination of the employment relationship with employees, with a corresponding charge to profit or loss for the current period at the earlier of the following dates: 1) when the Group cannot unilaterally withdraw an employment termination plan or a curtailment proposal; 2) when the Group recognises costs or expenses for a restructuring that involves the payment of termination benefits.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(21)	Provisions

Provisions for product warranties and etc. are recognised when the Group has a present obligation, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be measured reliably.

A provision is initially measured at the best estimate of the expenditure required to settle the related present obligation. Factors surrounding a contingency, such as the risks, uncertainties and the time value of money, are taken into account as a whole in reaching the best estimate of a provision. Where the effect of the time value of money is material, the best estimate is determined by discounting the related future cash outflows. The increase in the discounted amount of the provision arising from passage of time is recognised as interest expense.

The carrying amount of provisions is reviewed at each balance sheet date and adjusted to reflect the current best estimate.

The provisions expected to be settled within one year since the balance sheet date are classified as current liabilities.

(22)	Deferred tax assets and deferred tax liabilities

Deferred tax assets and deferred tax liabilities are calculated and recognised based on the differences arising between the tax bases of assets and liabilities and their carrying amounts (temporary differences). Deferred tax asset is recognised for the deductible losses that can be carried forward to subsequent years for deduction of the taxable profit in accordance with the tax laws. No deferred tax liability is recognised for a temporary difference arising from the initial recognition of goodwill. No deferred tax asset or deferred tax liability is recognised for the temporary differences resulting from the initial recognition of assets or liabilities due to a transaction other than a business combination, which affects neither accounting profit nor taxable profit (or deductible loss). At the balance sheet date, deferred tax assets and deferred tax liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled.

Deferred tax assets are only recognised for deductible temporary differences, deductible losses and tax credits to the extent that it is probable that taxable profit will be available in the future against which the deductible temporary differences, deductible losses and tax credits can be utilised.

Deferred tax liabilities are recognised for temporary differences arising from investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of reversal of the temporary difference, and it is probable that the temporary difference will not reverse in the foreseeable future. When it is probable that the temporary differences arising from investments in subsidiaries, associates and joint ventures will be reversed in the foreseeable future and that the taxable profit will be available in the future against which the temporary differences can be utilised, the corresponding deferred tax assets are recognised.

Deferred tax assets and liabilities are offset when:
•the deferred taxes are related to the same tax payer within the Group and the same taxation authority; and,
•that tax payer within the Group has a legally enforceable right to offset current tax assets against current tax liabilities.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(23)	Revenue recognition

The amount of revenue is determined in accordance with the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities. Revenue is stated net of discounts, rebates and returns.

Revenue is recognised when it’s probable that the economic benefits associated with the transaction will flow to the Group, the related revenue can be reliably measured, and the specific criteria of revenue recognition have been met for each type of the Group’s activities as described below:

(a)	Sale of goods

The Group manufactures and sells automobile seating products. Revenue is recognised when the Group has delivered the products to the location specified in the sales contract and the buyer has confirmed the acceptance of the products. Upon delivery of the products, the buyer has the right to sell the products and takes the risks of any obsolescence and loss of the products.

(b)	Rendering of services

Revenue is recognised when service is completed and it is probable that the associated economic benefits will flow to the Group and its total revenue and cost can be reliably measured.

(c)	Developing of projects

Revenue is recognised when the project is completed and is checked and accepted by the clients, and it’s probable that the economic benefits associated with the transaction will flow to the Group, the related revenue can be reliably measured.

(24)	Government grants

Government grants refer to the monetary or non-monetary assets obtained by the Group from the government, including tax return, financial subsidy and etc.

Government grants are recognised when the grants can be received and the Group can comply with all attached conditions. If a government grant is a monetary asset, it will be measured at the amount received or receivable. If a government grant is a non-monetary asset, it will be measured at its fair value. If it is unable to obtain its fair value reliably, it will be measured at its nominal amount.

Government grants related to assets refer to government grants which are obtained by the Group for the purposes of purchase, construction or acquisition of the long-term assets. Government grants related to income refer to the government grants other than those related to assets.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(24)	Government grants (Cont’d)

Government grants related to assets are either deducted against the carrying amount of the assets, or recorded as deferred income and recognised in profit or loss on a systemic basis over the useful lives of the assets. Government grants related to income that compensate the future costs, expenses or losses are recorded as deferred income and recognised in profit or loss, or deducted against related costs, expenses or losses in reporting the related expenses; government grants related to income that compensate the incurred costs, expenses or losses are recognised in profit or loss, or deducted against related costs, expenses or losses directly in current period. The Group applies the presentation method consistently to the similar government grants in the financial statements.

Government grants that are related to ordinary activities are included in operating profit, otherwise, they are recorded in non-operating income or expenses.

(25)	Leases

A lease that transfers substantially all the risks and rewards incidental to ownership of an asset is a finance lease. An operating lease is a lease other than a finance lease.

Lease payments under an operating lease are recognised on a straight-line basis over the period of the lease, and are either capitalised as part of the cost of related assets, or charged as an expense for the current period.

Rental income from an operating lease is recognised on a straight-line basis over the period of the lease.

(26)	Profit distribution

Proposed profit distribution is recognised as a liability in the period in which it is approved by the Board of Directors’ meeting.

(27)	Preparation of consolidated financial statements

The consolidated financial statements comprise the financial statements of the Company and all of its subsidiaries.

Subsidiaries are consolidated from the date on which the Group obtains control and are de-consolidated from the date that such control ceases. For a subsidiary that is acquired in a business combination involving enterprises under common control, it is included in the consolidated financial statements from the date when it, together with the Company, comes under common control of the ultimate controlling party. The portion of the net profits realised before the combination date is presented separately in the consolidated income statement.

In preparing the consolidated financial statements, where the accounting policies and the accounting periods of the Company and subsidiaries are inconsistent, the financial statements of the subsidiaries are adjusted in accordance with the accounting policies and the accounting period of the Company. For subsidiaries acquired from business combinations involving enterprises not under common control, the individual financial statements of the subsidiaries are adjusted based on the fair value of the identifiable net assets at the acquisition date.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(27)	Preparation of consolidated financial statements (Cont’d)

All significant intra-group balances, transactions and unrealised profits are eliminated in the consolidated financial statements. The portion of subsidiaries’ owners' equity and the portion of subsidiaries’ net profits and losses and comprehensive incomes for the period not attributable to the Company are recognised as minority interests, net profit attributed to minority interests and total comprehensive incomes attributed to minority interests, and presented separately in the consolidated financial statements under owners’ equity, net profits and total comprehensive income respectively. Unrealised profits and losses resulting from the sale of assets by the Company to its subsidiaries are fully eliminated against net profit attributable to owners of the parent. Unrealised profits and losses resulting from the sale of assets by a subsidiary to the Company are eliminated and allocated between net profit attributable to owners of the parent and net profit attributed to minority interests in accordance with the allocation proportion of the parent in the subsidiary. Unrealised profits and losses resulting from the sale of assets by one subsidiary to another are eliminated and allocated between net profit attributable to owners of the parent and net profit attributed to minority interests in accordance with the allocation proportion of the parent in the subsidiary.

If the accounting treatment of a transaction is inconsistent in the financial statements at the Group level and at the Company or its subsidiary level, adjustment will be made from the perspective of the Group.

(28)	Critical accounting estimates and judgments

The Group continually evaluates the critical accounting estimates and key judgments applied based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(a)	Critical accounting estimates and key assumptions

The critical accounting estimates and key assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below:

(i)	Classification of financial assets (applicable for 2019)

Significant judgements made by the Group in the classification of financial assets include business model and analysis on contractual cash flow characteristics.

The Group determines the business model for financial asset management on the grouping basis, and factors to be considered include the methods for evaluating financial asset performance and reporting the financial asset performance to key management personnel, the risks affecting financial asset performance and corresponding management methods, the ways in which related business management personnel are remunerated, etc.

When assessing whether contractual cash flow characteristics of financial assets are consistent with basic lending arrangement, key judgements made by the Group include: the possibility of changes in time schedule or amount of the principal during the lifetime due to reasons such as repayment in advance; whether interest only include time value of money, credit risks, other basic lending risks and considerations for costs and profits; for example, whether the repayment in advance reflects the principal outstanding and corresponding interest and reasonable compensation paid for early termination of the contract.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(28)	Critical accounting estimates and judgments (Cont’d)

(a)	Critical accounting estimates and key assumptions (Cont’d)

(ii)	Judgement on significant increase in credit risk (applicable for 2019)

Judgement made by the Group for significant increase in credit risk is mainly based on whether one or more of the following indicators change significantly: business environment of the debtor, internal and external credit rating, significant changes in actual or expected operating results, significant decrease in value of collateral or credit rate of guarantor, etc.

Judgement made by the Group for the occurrence of credit impairment is mainly based on whether one or more of the following conditions is/are satisfied: the debtor is suffering significant financial difficulties, the debtor is undergoing other debt restructuring, or the debtor probably goes bankrupt, etc.

(b)	Critical judgments in applying the accounting policies

(i)	Accounting estimates on impairment of goodwill

The Group tests annually whether goodwill has suffered any impairment. The recoverable amount of asset groups and groups of asset groups is the present value of the future cash flows expected to be derived from them. These calculations require use of estimates.

If management revises the gross margin that is used in the calculation of the future cash flows of asset groups and groups of asset groups, and the revised gross margin is lower than the one currently used, the Group would need to recognise further impairment against goodwill.

If management revises the pre-tax discount rate applied to the discounted cash flows, and the revised pre-tax discount rate is higher than the one currently applied, the Group may need to recognise impairment against goodwill.

If the actual gross margin/pre-tax discount rate is higher/lower than management’s estimates, the impairment loss of goodwill previously provided for is not allowed to be reversed by the Group.

(ii)	Income taxes

The Group is subject to income taxes in numerous jurisdictions. There are some transactions and events for which the ultimate tax determination is uncertain during the ordinary course of business. Significant judgement is required from the Group in determining the provision for income taxes in each of these jurisdictions. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

(iii)	ECL measurement (applicable for 2019)

The Group calculates ECL through default risk exposure and ECL rate, and determines the ECL rate based on default probability and default loss rate. In determining the ECL rate, the Company uses data such as internal historical credit loss experience, etc., and adjusts historical data based on current conditions and forward-looking information. When considering forward-looking information, the indicators used by the Group include the risk of economic downturn,, external market environment, technological environment and changes in customer situations. The Group regularly monitors and reviews assumptions related to the calculation of ECL. In 2019, there was no significant change in the above estimation techniques and key assumptions.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(29)	Significant changes in accounting policies

The Ministry of Finance released the revised CAS 22 - Recognition and Measurement of Financial Instruments, CAS 23 - Transfer of Financial Assets, CAS 24 - Hedge Accounting and CAS 37 - Presentation of Financial Instruments (collectively referred to as “new financial instruments standards”) in 2017 and released the Circular of the Ministry of Finance on Revising and Issuing the Formats of Corporate Financial Statements for 2019 (Cai Kuai [2019] No. 6), revised CAS 7 - Exchange of Non-monetary Assets (hereinafter referred to as “revised standard on exchange of non-monetary assets) and CAS 12 - Debt Restructuring (hereinafter referred to as “revised standard on debt restructuring”) in 2019. The financial statements for the year ended 31 December 2019 have been prepared in accordance with the above standards and circular. The revised standards on exchange of non-monetary assets and debt restructuring have no significant impacts on the Group, and impacts of other revisions on the financial statements of the Group and are as follows:

(a)	Revisions on the formats of corporate financial statements

(i)	Impacts on consolidated balance sheet are as follows:

	The nature and the reasons of the changes in accounting policies	The line items affected	The amounts affected
The Group
			31 December 2018	31 December 2017

	The Group split notes and accounts receivables into accounts receivable and notes receivable.	Accounts receivable	Increased 4,532,004,921	Increased 8,172,820,877
		Notes receivable	Increased 2,004,305,172	Increased 1,400,014,717
		Notes and accounts receivables	Decreased 6,536,310,093	Decreased 9,572,835,594

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(29)	Significant changes in accounting policies (Cont’d)

(a)	Revisions on the formats of corporate financial statements (Cont’d)

(i)	Impacts on consolidated balance sheet are as follows (Cont’d):

	The nature and the reasons of the changes in accounting policies	The line items affected	The amounts affected
The Group
			31 December 2018	1 January 2018

	The Group split notes and accounts payables into accounts payable and notes payable.	Accounts payable	Increased 10,447,210,448	Increased 12,797,027,105
		Notes payable	Increased 665,390,579	Increased 653,798,483
		Notes and accounts payables	Decreased 11,112,601,027	Decreased 13,450,825,588

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(29)	Significant changes in accounting policies (Cont’d)

(b)	Financial instruments

	In accordance with relevant provisions of the new financial instruments standards, the Group recognised the cumulative effect of initially applying the standard as an adjustment to the opening balance of retained earnings in 2019 and other relevant line items in the financial statements. The comparatives were not restated. As at 31 December 2018 and 1 January 2019, the Group had no financial assets designated as at fair value through profit or loss.

(i)	As at 1 January 2019, the financial assets presented in the Group’s consolidated financial statements were classified and measured in accordance with the old/new financial instruments standards as follows:

	Old financial instruments standards			New financial instruments standards
	Line item	Measurement	Carrying amount	Line item	Measurement	Carrying amount
	Cash at bank and on hand	Amortised cost	9,297,999,049	Cash at bank and on hand	Amortised cost	9,297,999,049
				Notes receivables	Amortised cost	12,000,000
	Notes receivables	Amortised cost	2,004,305,172	Receivables financing	Fair value through other comprehensive income	1,992,305,172
	Accounts receivables	Amortised cost	4,532,004,921	Accounts receivables	Amortised cost	4,532,004,921
	Other receivables	Amortised cost	761,450,480	Other receivables	Amortised cost	761,450,480

	The adoption of above new financial instruments standards had no significant impact on the Group’s opening balance of retained earnings of 2019.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(29)	Significant changes in accounting policies (Cont’d)

(b)	Financial instruments (Cont'd)

(ii)	As at 1 January 2019, the carrying amount of financial assets of the Group is reconciled from the old financial instruments standards to the new financial instruments standards based on the new measurement:

	Measurement under the new financial instruments standards		Note
	Financial assets at amortised cost		Table 1
	Financial assets at fair value through other comprehensive income		Table 2

Table 1: Financial assets at amortised cost under the new financial instruments standards

	Note		Carrying amount

	Receivables (Note 1) 31 December 2018		7,297,760,573
	Less: Transfer to financial assets at fair value through other comprehensive income (under the new financial instruments standards)	i)	(1,992,305,172)
	Remeasurement: Total expected credit losses		-
	1 January 2019		5,305,455,401

Note 1: As at 31 December 2018 and 1 January 2019, receivables mainly comprise notes receivable, accounts receivable and other receivables.

Table 2: Financial assets at fair value through other comprehensive income under the new financial instruments standards.

		Note	Carrying amount

	Receivables financing 31 December 2018		-
	Add: Transfer from notes receivable (under the old financial instruments standards)	i)	1,992,305,172
	1 January 2019		1,992,305,172

i)
Certain bank acceptance notes of some subsidiaries of the Company were discounted and endorsed for the purpose of daily treasury management. The objective of the business model was to manage such bank acceptance notes to both collect contractual cash flows and sell such financial assets. Therefore, as at 1 January 2019, bank acceptance notes of RMB 1,992,305,172 were reclassified to financial assets at fair value through other comprehensive income and listed as receivables financing.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

4	Summary of significant accounting policies and accounting estimates (Cont’d)

(29)	Significant changes in accounting policies (Cont’d)

(b)	Financial instruments (Cont'd)

(iii)	As at January 1 2019, provision for bad debot of financial assets of the Group is reconciled from the old financial instruments standards to the new financial instruments standards based on the new measurement:

	Measurement category	Provision for bad debts under old financial instruments standards	Reclassification	Remeasurement	Provision for bad debts under new financial instruments standards

Financial assets at amortised cost
	Provision for bad debts of accounts receivables	77,811,901	-	-	77,811,901

Financial assets at fair value through other comprehensive income
	Provision for bad debts of receivables financing	—	-	-	-
		77,811,901	-	-	77,811,901

5	Taxation

The main categories and rates of taxes applicable to the Group during the years 2019, 2018 and 2017 are set out below:

	Type	Tax rate	Taxable base

	Enterprise income tax (a)(b)	25% , 21% and 20%	Taxable income
	Value added tax (“VAT”) (c)	16%,13%, 11%, 10%,9%, 6% and others	Taxable value added amount (Tax payable is calculated using the taxable sales amount multiplied by the applicable tax rate less deductible VAT input of current period)
	City maintenance and construction tax	7%, 5% and 1%	The payment amount of VAT

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

5	Taxation (Cont’d)

(a)	In 2019, 2018 and 2017, the enterprise income tax rates applicable to the Company and its subsidiaries are as follows:

(1) The Company is a foreign-invested production enterprise set up in Pudong New Area, Shanghai. It was certificated as the hi-technology enterprise by Shanghai Science and Technology Committee in 2017 (valid for 3 years, GF201731001090). According to the Guo Shui Han (2009), No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2019, 2018 and 2017.

(2) Shanghai Jixiang Automobile Roof Trimming Co., Ltd. is a domestic enterprise set up in Shanghai. It was certificated as the hi-technology enterprise by Shanghai Science and Technology Committee in 2015 (valid for 3 years) and 2018 (valid for 3 years, GR201831000189). According to the Guo Shui Han (2009), No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2019, 2018 and 2017.

(3) Wuhu Adient Yunhe Automotive Seating Co., Ltd. is a foreign-invested manufacturing enterprise set up in Wuhu Economic and Technological Development Zone. It was certificated as the hi-technology enterprise in 2016 (valid for 3 years, GR201634000612) and 2019 (valid for 3 years, GR201934001828). According to the Guo Shui Han (2009) No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2019, 2018 and 2017.

(4) Hefei Adient Yunhe Automotive Seating Co., Ltd. is a foreign-invested manufacturing enterprise set up in Hefei Economic and Technological Development Zone. It was certificated as the hi-technology enterprise by Hefei Science and Technology Committee in 2015 (valid for 3 years) and 2018 (valid for 3 years, GR201834001000). According to the Guo Shui Han (2009) No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2019, 2018 and 2017.

(5) Yanfeng Adient (Shenyang) Seating Co., Ltd. (“Shenyang Yanfeng Adient”) is a domestic enterprise set up in Shenyang. It was certificated as the hi-technology enterprise by Department of Science and Technology of Liaoning Province in 2016 (valid for 3 years, GF201621000205). According to the Guo Shui Han (2009) No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2018 and 2017.

(6) Jiangsu Yueda Yanfeng Adient Automotive Seating Co., Ltd. is a domestic enterprise set up in Yancheng. It was certificated as the hi-technology enterprise by Department of Science and Technology of Jiangsu Province on 30 November 2016 (valid for 3 years, GR201632003222) and 2019 (valid for 3 years). According to the Guo Shui Han (2009), No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2019, 2018 and 2017.

(7) Chengdu Yanfeng Adient Automotive Components Co., Ltd (“Chengdu Yanfeng Adient”) is a domestic enterprise set up in Chengdu, Sichuan. Entitled to the preferential policy for development of the west regions, the applicable income tax rate of Chengdu Yanfeng Adient is 15% in year 2019, 2018 and 2017.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

5	Taxation (Cont’d)

(a)	In 2019, 2018 and 2017, the enterprise income tax rates applicable to the Company and its subsidiaries are as follows (Cont’d):

(8) Chongqing Yanfeng Adient Automotive Components Co., Ltd. (“Chongqing Yanfengn Adient”) is a foreign-invested manufacturing enterprise set up in Chongqing. It was certificated as the hi-technology enterprise again through the review in July 2016(valid for 3 years, GR201651100279) and 2019 (valid for 3 years). According to the Guo Shui Han (2009), No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2019, 2018 and 2017.

(9) Daqing Yanfeng Adient Automotive Components Co., Ltd. (“Daqing Yanfeng Adient”) is a domestic enterprise set up in Daqing in 2014. It was certificated as the hi-technology enterprise for the first time in 2015 (valid for 3 years). According to the Guo Shui Han (2009) No. 203 “The notice on implementing preferential corporate income tax rate of hi-technology enterprises”, the applicable income tax rate is 15% in year 2017.

(10) The applicable income tax rate of other domestic entities is 25% in year 2019, 2018 and 2017.

(11) Yanfeng Adient (Thailand) Co., Ltd. is an enterprise set up in Rayong, Thailand. Pursuant to local Income Tax Law, the enterprise income tax rate applicable to the subsidiary in 2019, 2018 and 2017 is 20%.

(12) Yanfeng Adient America Seating Inc. is an enterprise set up in Michigan, USA. Pursuant to local Income Tax Law, the enterprise income tax rate applicable to the subsidiary in 2019 and 2018 is 21%.

(13) Yanfeng Adient Germany Seating GmbH is an enterprise set up in Burscheid, North Rhine-Westphalia, Germany. Pursuant to local Income Tax Law, the enterprise income tax rate applicable to the subsidiary in 2019 and 2018 is 15%.

(14) Yanfeng Adient (India) Private Limited is an enterprise set up in Gujarat, India. Pursuant to local Income Tax Law, the enterprise income tax rate applicable to the subsidiary in 2019 is 25%.

(b)	Pursuant to the 'Circular on Enterprise Income Tax Policy concerning Deductions for Equipment and Appliances' (Cai Shui [2018] 54) issued by the State Administration of Taxation, during the period from 1 January 2018 to 31 December 2020, the cost of newly purchased equipment with the original cost less than RMB 5 million can be fully deducted against taxable profit in the next month after the asset is put into use, instead of being depreciated annually for tax filing.

(c)
Pursuant to the 'Circular on Adjustment of Tax Rate of Value Added Tax' (Cai Shui [2018] 32) jointly issued by the Ministry of Finance and the Announcement on Relevant Policies for Deepening the Value-Added Tax Reform (Cai Shui Haiguan [2019] No. 39) issued by the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, the State Administration of Taxation, the applicable VAT tax rates of the Company and its subsidiaries’ revenues arising from sales of auto parts and components and rendering of leasing and transportation service are 13% and 9% from 1 April 2019 and the applicable rates were 16% and 10% from 1 May 2018 to 31 March 2019, while it was 17% and 11% before 1 May 2018.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries

(1)	Significant subsidiaries included in the consolidation scope as at 31 December 2019 are as follows:

					Share holding (%)		Voting rights (%)
		Place of registration	Registered Capital	Nature of business	Direct	Indirect	Direct	Indirect

	Shenyang Yanfeng Adient	Shenyang	RMB 30,000,000	Develop, produce and sell automotive interior, automotive seating overhead systems and parts production and provide after-sale service. Self-management or agency of import and export of goods and technologies (excluding goods prohibited or restricted by the national authorities), house lease.	100%		100%

	Yanfeng Adient (Yantai) Seating Co., Ltd.	Yantai	RMB 35,000,000	Production and sales of automotive seating assembly, parts and functional high molecule materials for automobile; import and export of goods and technologies.	100%		100%

	Nanjing Yanfeng Adient Seating Co., Ltd.	Nanjing	RMB 45,000,000	Produce and sell automotive seating and provide after-sale service; sales of self-manufactured products, import and export of self-run and agent products and technologies	60%		60%

	Yanfeng Adient (Shanghai Jiading) Seating Co., Ltd.	Shanghai	RMB 15,000,000	Design, develop, produce and sell automotive seating assembly and parts, provide after-sale service; import and export goods.	100%		100%

	Yanfeng Adient (Ningbo) Seating Co., Ltd.	Ningbo	RMB 35,000,000	Design, development, manufacture and provision of technical engineering service of automotive seating, auto roof trims, sunshades, trim systems and related parts, sales of self-manufactured products, import and export of self-run and agent products and technologies (excluding goods and technologies prohibited or restricted by the national authorities).	100%		100%

	Yanfeng Adient (Wuhan) Seating Co.,Ltd.	Wuhan	RMB 45,000,000	Design, development, manufacture and sales of automotive seating, auto roof trims, sunshades, trim systems and related parts, provision of technical engineering service, import and export of goods (excluding goods prohibited or restricted by the national authorities).	100%		100%

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries (Cont’d)

(1)	Significant subsidiaries included in the consolidation scope as at 31 December 2019 are as follows (Cont’d):

					Share holding (%)		Voting rights (%)
		Place of registration	Registered Capital	Nature of business	Direct	Indirect	Direct	Indirect

	Chengdu Yanfeng Adient	Chengdu	RMB 10,000,000	Design, development, manufacture and sales of automotive seating, auto roof trims, sunshades, trim systems and related parts; provide relative technical and after-sale services		100%		100%

	Daqing Yanfeng Adient	Chongqing	RMB 10,000,000	Design, produce and sale automotive spare parts, import and export of goods.		100%		100%

	Guangzhou Dongfeng Adient Automotive Seating Co., Ltd	Guangzhou	USD 4,066,300	Design, development, manufacture and sales of automotive seating assembly and related parts, sale own goods.	50%		62.5%

(a) The newly established subsidiaries of the Group in 2018 included Yanfeng Adient (Liuzhou) Seating Co., Ltd., Yanfeng Adient (Rudong) Seating Co., Ltd., Yanfeng Adient (India) Private Limited, Yanfeng Adient (Ningde) Seating Co., Ltd., Yanfeng Adient (Zhengzhou) Seating Co., Ltd. and Yanfeng Adient Fangde Electric Engine Co., Ltd. The newly established subsidiaries of the Group in 2017 included Xiangtan Yanfeng Adient Automotive Components Co., Ltd., Taizhou Yanfeng Adient Automotive Components Co., Ltd. and Yanfeng Adient (Changshu) Seating Co., Ltd. In 2019, there was no subsidiaries established by the Group.

	(b) In 2018, the Company closed Johnson Controls Automotive Systems (Kunshan) Co., Ltd. In 2017, the Company closed Zhejiang Yanjiang Sanjing Vehicle Parts Co., Ltd.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries (Cont’d)

(2)	Information of non-wholly-owned subsidiaries

	Total profit attributable to minority shareholders for the year ended 31 December 2019		Dividends declared to minority interests for the year ended 31 December 2019		Accumulated minority interests as at 31 December 2019

	185,100,239		186,368,378		572,620,027

	Total profit attributable to minority shareholders for the year ended 31 December 2018		Dividends declared to minority interests for the year ended 31 December 2018		Accumulated minority interests as at 31 December 2018

	224,411,689		190,933,981		544,079,224

	Total profit attributable to minority shareholders for the year ended 31 December 2017		Dividends declared to minority interests for the year ended 31 December 2017		Accumulated minority interests as at 31 December 2017

	295,639,879		333,196,736		510,791,086

	In 2019, 2018 and 2017, dividends paid to minority interests were RMB 199,904,958, RMB 77,397,401 and RMB 333,196,736, respectively.

	There is no individual subsidiary with significant non-wholly-owned interest within the Group. Considering all the subsidiaries are automobile industry related companies, their principal activities are production and sale of automotive parts as well as components and they all operate their business in China mainland, the summarised aggregated financial information for all the subsidiaries that have non-wholly-owned interests are set out below:

	31 December 2019
	Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities

	6,357,552,569	1,437,523,692	7,795,076,261	6,474,415,787	31,439,698	6,505,855,485

	31 December 2018
	Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities

	5,810,066,449	1,371,148,443	7,181,214,892	5,965,872,370	15,786,728	5,981,659,098

	31 December 2017
	Current assets	Non-current assets	Total assets	Current liabilities	Non-current liabilities	Total liabilities

	6,613,955,042	1,179,786,779	7,793,741,821	6,658,480,423	11,920,490	6,670,400,913

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

6	Subsidiaries (Cont’d)

(2)	Information of non-wholly-owned subsidiaries (Cont’d)

	2019
	Revenue	Net profit	Total comprehensive income	Cash flows from operating activities

	10,134,852,816	399,897,453	399,897,453	1,007,554,200

	2018
	Revenue	Net profit	Total comprehensive income	Cash flows from operating activities

	11,314,074,835	494,810,785	494,810,785	192,890,151

	2017
	Revenue	Net profit	Total comprehensive income	Cash flows from operating activities

	11,589,006,649	626,758,381	626,758,381	1,268,118,975

7	Notes to the consolidated financial statements

(1)	Cash at bank and on hand

		31 December 2019	31 December 2018	31 December 2017

	Cash on hand	13,183	8,652	19,307
	Cash at bank	9,307,452,025	9,013,233,142	7,938,494,373
	Other cash balances (a)	269,026,068	284,757,255	195,158,898
		9,576,491,276	9,297,999,049	8,133,672,578

(a)
As at 31 December 2019, 2018 and 2017, RMB 266,026,068, RMB 284,757,255 and RMB 195,158,898 of bank deposit is pledged as guarantee for the Group to issue notes payable of RMB 297,611,514, RMB 258,170,177 and RMB 237,154,087 (Note 7(19)). As at 31 December 2019, Rmb 3,000,000 of deposit is pledged as guarantee for the Group to issue warranty letter.

(2)	Notes receivable

		31 December 2019	31 December 2018	31 December 2017

	Bank acceptance notes	6,500,000	2,004,305,172	1,400,014,717

	In 2019, certain bank acceptance notes of the Group were discounted and endorsed as collateral for the purpose of daily treasury management, so they were classified to financial assets at fair value through other comprehensive income under receivables financing (Note 7(4)).

	As at 31 December 2018 and 2017, notes receivable with amount of RMB 242,674,481 and RMB 236,414,979 is pledged as guarantee for the Group to issue notes payable of RMB 257,245,279 and RMB 230,171,732 (Note 7(19)).

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(3)	Accounts receivables

		31 December 2018			31 December 2019

	Accounts receivables	4,609,816,822			5,718,656,833
			Accrual in the current year	Write-off in the current year

	Less: Provision for bad debts	(77,811,901)	(107,272,799)	655,296	(184,429,404)
		4,532,004,921			5,534,227,429

	31 December 2017			31 December 2018

Accounts receivables	8,256,708,592			4,609,816,822
		Reversal in the current year	Write-off in the current year

Less: Provision for bad debts	(83,887,715)	3,090,578	2,985,236	(77,811,901)
	8,172,820,877			4,532,004,921

	31 December 2016			31 December 2017

Accounts receivables	5,932,536,523			8,256,708,592
		Accrual in the current year	Write-off in the current year

Less: Provision for bad debts	(80,730,455)	(3,789,237)	631,977	(83,887,715)
	5,851,806,068			8,172,820,877

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(3)	Accounts receivables (Cont’d)

(a)	Provision for bad debts

For accounts receivable, the Group measures the loss provision based on the lifetime ECL regardless of whether there exists a significant financing component.

(i)	Provision for bad debts made on the individual basis for accounts receivable is as follows:

31 December 2019
		Carrying amount	Provision for bad debts
		Amount	Lifetime ECL (%)	Amount

	Provision for bad debts made on the individual basis for accounts receivable	90,591,751	100.00%	(90,591,751)

(ii)	As at 31 December 2019, provision for bad debts made on the grouping basis for accounts receivable was analysed as follows:

		31 December 2019
		Carrying amount	Provision for bad debts
		Amount	Lifetime ECL (%)	Amount

	Within 1 year	5,514,021,007	0.74%	(40,839,297)
	1 to 2 years	81,785,614	30.09%	(24,611,491)
	2 to 3 years	6,148,945	50.49%	(3,104,627)
	Over 3 years	26,109,516	100.00%	(26,109,516)
		5,628,065,082		(94,664,931)

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(3)	Accounts receivables (Cont’d)

(a)	Provision for bad debts (Cont’d)

(iii)	As at 31 December 2018, the aging of accounts receivables and related provisions for bad debts are analysed below:

		31 December 2018
		Amount	% of total balance	Provision for bad debts

	Within 1 year	4,508,867,365	97.80%	(20,886,218)
	1 to 2 years	48,804,894	1.06%	(8,604,789)
	2 to 3 years	7,647,338	0.17%	(3,823,669)
	Over 3 years	44,497,225	0.97%	(44,497,225)
		4,609,816,822	100.00%	(77,811,901)

(iv)	As at 31 December 2017, the aging of accounts receivables and related provisions for bad debts are analysed below:

		31 December 2017
		Amount	% of total balance	Provision for bad debts

	Within 1 year	8,179,122,053	99.06%	(36,085,610)
	1 to 2 years	27,233,389	0.33%	(3,128,392)
	2 to 3 years	11,603,363	0.14%	(5,923,926)
	Over 3 years	38,749,787	0.47%	(38,749,787)
		8,256,708,592	100.00%	(83,887,715)

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(4)	Receivables financing

		31 December 2019	31 December 2018		31 December 2017

	Receivables financing	2,276,839,586	—		—

As at 31 December 2019, bank acceptance notes, listed in receivables financing, with carrying amount of RMB 164,760,000 were pledged as collateral for the Group’s bank acceptance notes of RMB 164,400,375 (Note 7(19)).

(5)	Other receivables

		31 December 2018			31 December 2019

	Related party cash pool receivables	473,712,938			305,344,687
	Receivables for modules paid-on- behalf of others	170,686,050			178,526,339
	Material price difference	48,187,104			23,168,718
	Dividends	18,935,255			-
	Deposits	15,490,870			23,871,858
	Others	34,438,263			44,540,330
		761,450,480			575,451,932
			Accrual in the current year	Differences arising from translation of foreign currency

	Less: Provision for bad debts	-	(5,781,681)	(8,728)	(5,790,409)
		761,450,480			569,661,523

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

		31 December 2017			31 December 2018

	Related party cash pool receivables	694,358,284			473,712,938
	Receivables for modules paid-on- behalf of others	103,917,630			170,686,050
	Material price difference	594,627			48,187,104
	Dividends	12,872,698			18,935,255
	Deposits	21,922,930			15,490,870
	Others	12,825,136			34,438,263
		846,491,305			761,450,480
			Reversal in the current year	Write-off in the current year

	Less: Provision for bad debts	(12,138)	12,138	-	-
		846,479,167			761,450,480

		31 December 2016			31 December 2017

	Related party cash pool receivables	150,982,542			694,358,284
	Receivables for modules paid-on- behalf of others	102,700,877			103,917,630
	Deposits	53,632,667			21,922,930
	Dividends	12,071,405			12,872,698
	Material price difference	-			594,627
	Others	17,147,736			12,825,136
		336,535,227			846,491,305

			Reversal in the current year	Write-off in the current year

	Less: Provision for bad debts	(3,128,470)	2,182,720	933,612	(12,138)
		333,406,757			846,479,167

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

(a)	As at 31 December 2019, 31 December 2018 and 31 December 2017, the ageing of other receivables is analysed as follows:

		31 December 2019	31 December 2018	31 December 2017

	Within 1 year	499,100,653	728,976,869	823,906,224
	1 to 2 years	53,112,878	13,523,741	8,434,324
	2 to 3 years	12,140,697	7,618,296	3,658,154
	Over 3 years	11,097,704	11,331,574	10,492,603
		575,451,932	761,450,480	846,491,305

(b)	Provision for losses and changes in book value statement

	Stage 1
	12-month ECL (grouping)
	Carrying amount	Provision for bad debts

31 December 2018	761,450,480	-
Changes in accounting policies	-	-
1 January 2019	761,450,480	-
Decrease in current year	(185,998,548)	-
Provision for bad debts made in current year	-	(5,790,409)
31 December 2019	575,451,932	(5,790,409)

The Group had no significant change in provision for bad debt due to changes in the parameters and data used in determining ECL.

As at 31 December 2019, the Group did not have any other receivables at stage 2 or stage 3. Other receivables of which provision for bad debts was calculated were all in stage 1, which are analysed below:

(i)	Other receivables of which provision for bad debts was calculated on individual basis , which are analysed below:

		31 December 2019
		Carrying amount	Provision for bad debts
		Amount	ECL (%) in the next 12 months	Amount

	Related party cash pool receivables	305,344,687	0%	-
	Deposits	23,871,858	0%	-
		329,216,545		-

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(5)	Other receivables (Cont’d)

(b)	Provision for losses and changes in book value statement (Cont’d)

(ii)	Other receivables of which provision for bad debts was calculated on group basis were all in stage 1, which are analysed below:

		31 December 2019
		Carrying amount	Provision for bad debts
		Amount	Amount	Percentage

	Receivables for modules paid-on-behalf of others groups:
	Within 1 year	162,056,377	810,282	0.50%
	1 to 2 years	16,469,962	4,940,988	30.00%

	Other aging group:
	Within 1 year	68,412,188	39,139	0.06%
		246,938,527	5,790,409

(c)	As at 31 December 2018 and 2017, other receivables and related provisions for bad debts are analysed below:

		31 December 2018			31 December 2017
		Amount	% of total balance	Provision for bad debts	Amount	% of total balance	Provision for bad debts

	Within 1 year	728,976,869	95.73%	-	823,906,224	97.33%	-
	1 to 2 years	13,523,741	1.78%	-	8,434,324	1.00%	-
	2 to 3 years	7,618,296	1.00%	-	3,658,154	0.43%	-
	Over 3 years	11,331,574	1.49%	-	10,492,603	1.24%	(12,138)
		761,450,480	100.00%	-	846,491,305	100.00%	(12,138)

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(6)	Advances to suppliers

	The ageing of advances to suppliers is analysed as follows:

		31 December 2019		31 December 2018		31 December 2017
		Amount	% of total balance	Amount	% of total balance	Amount	% of total balance

	Within 1 year	174,175,472	96.90%	158,247,276	96.47%	199,510,957	98.25%
	1 to 2 years	4,875,902	2.71%	5,341,881	3.26%	2,313,617	1.14%
	2 to 3 years	694,469	0.39%	450,159	0.27%	360,539	0.18%
	Over 3 years	-	-	-	-	875,000	0.43%
		179,745,843	100.00%	164,039,316	100.00%	203,060,113	100.00%

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(7)	Inventories

		31 December 2018			31 December 2019
	Cost -

	Raw materials	523,152,832			643,932,982
	Work in progress	20,328,713			18,760,231
	Finished goods	188,737,324			202,690,447
		732,218,869			865,383,660

	Less: Provision for declines in the value of inventories		Accrual in the current year	Write-off in the current year

	Raw materials	(27,268,302)	(19,603,942)	12,951,297	(33,920,947)
	Work in progress	(195,100)	(243,722)	-	(438,822)
	Finished goods	(5,507,962)	(9,641,194)	1,663,304	(13,485,852)
		(32,971,364)	(29,488,858)	14,614,601	(47,845,621)
		699,247,505			817,538,039

	31 December 2017			31 December 2018
Cost -

Raw materials	602,556,481			523,152,832
Work in progress	17,096,427			20,328,713
Finished goods	299,240,009			188,737,324
	918,892,917			732,218,869

Less: Provision for declines in the value of inventories		Accrual in the current year	Write-off in the current year

Raw materials	(20,509,594)	(9,603,523)	2,844,815	(27,268,302)
Work in progress	(68,147)	(126,953)	-	(195,100)
Finished goods	(3,339,601)	(3,540,553)	1,372,192	(5,507,962)
	(23,917,342)	(13,271,029)	4,217,007	(32,971,364)
	894,975,575			699,247,505

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(7)	Inventories (Cont’d)

	31 December 2016			31 December 2017
Cost -

Raw materials	552,763,560			602,556,481
Work in progress	36,748,461			17,096,427
Finished goods	234,736,592			299,240,009
	824,248,613			918,892,917

Less: Provision for declines in the value of inventories		Reversal/ (Accrual) Reversal in the current year	Write-off in the current year

Raw materials	(23,817,530)	433,754	2,874,182	(20,509,594)
Work in progress	(31,664)	(36,483)	-	(68,147)
Finished goods	(2,720,754)	(1,536,611)	917,764	(3,339,601)
	(26,569,948)	(1,139,340)	3,791,946	(23,917,342)
	797,678,665			894,975,575

(8)	Other current assets

		31 December 2019	31 December 2018	31 December 2017

	Input VAT to be deducted	259,033,677	253,201,082	123,276,797
	Prepaid income tax	7,663,457	7,817,048	9,121,155
	Others	591,042	1,304,864	15,090,570
		267,288,176	262,322,994	147,488,522

(9)	Long-term equity investments

		31 December 2019	31 December 2018	31 December 2017

	Associates (a)	116,394,997	149,489,926	163,821,432
	Joint venture (b)	41,950,317	38,094,059	46,437,689
		158,345,314	187,583,985	210,259,121

	Less: Provision for impairment of long-term equity investments	-	-	-
		158,345,314	187,583,985	210,259,121

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(9)	Long-term equity investments (Cont’d)

(a)	Associates

Investments in associates are set out below:

	31 December 2018	Share of net profit under equity method	Profit/Cash dividends declared by associates	Decrease in the current year	31 December 2019

	149,489,926	41,305,774	(41,264,000)	(33,136,703)	116,394,997

31 December 2017	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2018

163,821,432	-	55,608,494	(69,940,000)	149,489,926

31 December 2016	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2017

140,094,694	-	69,726,738	(46,000,000)	163,821,432

General information of associates:

Major business location	Place of registration	Nature of business	Interest held	Whether strategic to the Group’s activities

Wuhan Dongfeng Taiji Aisi Adient Seating Co., Ltd.(“Wuhan Taiji”,formerly known as “Wuhan Taiji Adient Seating Co., Ltd.”) (i)	Wuhan	Wuhan	Design, develop, produce and process auto key parts; sell the produced parts and provide after-sale service	20.00%	Yes

Dongfeng Adient Automotive Seating Co., Ltd. (“Dongfeng Adient Seating”)	Wuhan	Wuhan	Design, develop, produce and process auto key parts; sell the produced parts and provide after-sale service	50.00%	Yes

(i) As at 31 March 2019, the company transfered its 20% equity in Wuhan Taiji to Dongfeng Adient Automotive Seating Co., Ltd.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(9)	Long-term equity investments (Cont’d)

(a)	Associates (Cont’d)

	Summarised financial information for significant associates

		31 December 2019	31 December 2018	31 December 2017

	Current assets	562,390,982	1,200,716,516	1,586,899,084
	Non-current assets	345,319,707	295,963,873	277,068,182
	Total assets	907,710,689	1,496,680,389	1,863,967,266

	Current liabilities	661,516,717	1,109,472,246	1,446,257,505
	Non-current liabilities	-	-	-
	Total liabilities	661,516,717	1,109,472,246	1,446,257,505

	Net assets	246,193,972	387,208,143	417,709,761
	Shares of net assets based on share holding (i)	123,096,986	144,796,073	159,127,579
	Adjustments (ii)	(6,701,989)	4,693,853	4,693,853

	Carrying amount of investment in joint ventures	116,394,997	149,489,926	163,821,432

		31 December 2019	31 December 2018	31 December 2017

	Revenue	1,584,261,861	3,510,917,720	3,805,236,233
	Net profit	103,585,078	169,198,382	192,371,153
	Other comprehensive income	-	-	-
	Total comprehensive income	103,585,078	169,198,382	192,371,153

	Dividends received from associates by the Group for the current year	41,264,000	69,940,000	46,000,000

	(i) The Group calculates the shares of net assets in proportion of the shareholdings and based on the amount attributable to the parent company of the associates in their consolidated financial statements, which has taken into account the impact of both the fair value of the identifiable assets and liabilities of the associates upon acquisition of investment in associates and the unification of accounting policies adopted by the associates to those adopted by the Company.

	(ii) The adjustments include the goodwill arising from the acquisition of the investment in the associates by the Group, the elimination of unrealised profits or losses resulting from transactions between the Group and the associates, impairment loss and unrecognised excess loss.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(9)	Long-term equity investments (Cont’d)

(b)	Joint venture

Investments in joint venture are set out below:

31 December 2018	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2019

38,094,059	-	30,846,352	(26,990,094)	41,950,317

31 December 2017	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2018

46,437,689	-	10,591,625	(18,935,255)	38,094,059

31 December 2016	Increase in investment	Share of net profit under equity method	Profit/Cash dividends declared by associates	31 December 2017

50,160,580	-	9,149,807	(12,872,698)	46,437,689

General information of joint venture:

Major business location	Place of registration	Nature of business	Interest held	Whether strategic to the Group’s activities

CRH Automotive Shenyang Co., Ltd. (“CRH Shenyang”)	Shenyang	Shenyang	Design, develop, manufacture, sell auto seats frame and relevant parts; provide after-sale service; import and export goods (exclude those forbidden by the State or restricted by imports and exports).	50.00%	Yes

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(10)	Investment properties

		Buildings and relevant land use rights
	Cost
	31 December 2018	43,294,794

	Accumulated depreciation and amortisation
	31 December 2018	(1,948,266)
	Increase in the current year	(1,948,265)
	31 December 2019	(3,896,531)

	Carrying amount
	31 December 2019	39,398,263

Cost
31 December 2017	42,529,486
Transfer from construction in progress (Note(7)(12))	765,308
31 December 2018	43,294,794

Accumulated depreciation and amortisation
31 December 2017	-
Increase in the current year	(1,948,266)
31 December 2018	(1,948,266)

Carrying amount
31 December 2018	41,346,528

Cost
31 December 2016	-
Transfer from construction in progress (Note(7)(12))	42,529,486
31 December 2017	42,529,486

Accumulated depreciation and amortisation
31 December 2016	-
Increase in the current year	-
31 December 2017	-

Carrying amount
31 December 2017	42,529,486

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(11)	Fixed assets

	Buildings	Machinery and equipment	Motor vehicles	Computers and electronic equipment and office equipment	Tooling	Total

Cost
31 December 2018	823,296,793	2,360,545,078	16,095,364	305,776,332	293,845,307	3,799,558,874
Transfer from construction in progress (Note(7)(12))	34,014,346	361,241,293	1,876,957	41,893,443	55,739,084	494,765,123
Other increases in the current year	2,920,133	2,669,421	57,832	113,870	313,399	6,074,655
Decrease in the current year	(2,435,491)	(40,072,694)	(1,265,573)	(6,046,512)	(12,065,903)	(61,886,173)
31 December 2019	857,795,781	2,684,383,098	16,764,580	341,737,133	337,831,887	4,238,512,479

Accumulated depreciation
31 December 2018	(276,040,453)	(1,216,023,928)	(9,514,872)	(203,971,103)	(201,730,151)	(1,907,280,507)
Increase in the current year	(41,860,062)	(361,120,993)	(2,698,876)	(46,028,422)	(66,988,830)	(518,697,183)
Decrease in the current year	364,741	31,106,618	595,780	5,825,559	11,596,670	49,489,368
31 December 2019	(317,535,774)	(1,546,038,303)	(11,617,968)	(244,173,966)	(257,122,311)	(2,376,488,322)

Provision for impairment loss
31 December 2018	-	(2,892,470)	-	-	(229,664)	(3,122,134)
Increase in the current year	-	(2,358,065)	-	(639)	(52,115)	(2,410,819)
Decrease in the current year	-	795,580	-	-	160,352	955,932
31 December 2019	-	(4,454,955)	-	(639)	(121,427)	(4,577,021)

Carrying amount
31 December 2019	540,260,007	1,133,889,840	5,146,612	97,562,528	80,588,149	1,857,447,136

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(11)	Fixed assets (Cont’d)

	Buildings	Machinery and equipment	Motor vehicles	Computers and electronic equipment and office equipment	Tooling	Total

Cost
31 December 2017	817,951,252	2,050,132,338	12,541,334	259,320,267	214,060,211	3,354,005,402
Transfer from construction in progress (Note(7)(12))	4,273,903	327,567,319	5,016,988	53,124,161	81,320,875	471,303,246
Other increases in the current year	1,116,638	11,251,865	142,883	1,846,637	2,820,252	17,178,275
Decrease in the current year	(45,000)	(28,406,444)	(1,605,841)	(8,514,733)	(4,356,031)	(42,928,049)
31 December 2018	823,296,793	2,360,545,078	16,095,364	305,776,332	293,845,307	3,799,558,874

Accumulated depreciation
31 December 2017	(225,845,875)	(971,947,841)	(8,112,450)	(166,590,517)	(150,405,142)	(1,522,901,825)
Increase in the current year	(50,239,578)	(264,341,867)	(2,744,395)	(44,742,896)	(55,011,796)	(417,080,532)
Decrease in the current year	45,000	20,265,780	1,341,973	7,362,310	3,686,787	32,701,850
31 December 2018	(276,040,453)	(1,216,023,928)	(9,514,872)	(203,971,103)	(201,730,151)	(1,907,280,507)

Provision for impairment loss
31 December 2017	-	(2,259,813)	-	-	(229,664)	(2,489,477)
Increase in the current year	-	(633,167)	-	-	-	(633,167)
Decrease in the current year	-	510	-	-	-	510
31 December 2018	-	(2,892,470)	-	-	(229,664)	(3,122,134)

Carrying amount
31 December 2018	547,256,340	1,141,628,680	6,580,492	101,805,229	91,885,492	1,889,156,233

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(11)	Fixed assets (Cont’d)

	Buildings	Machinery and equipment	Motor vehicles	Computers and electronic equipment and office equipment	Tooling	Total

Cost
31 December 2016	765,812,975	1,749,296,461	6,838,925	257,756,641	172,609,872	2,952,314,874
Transfer from construction in progress (Note(7)(12))	58,878,093	355,802,525	5,887,788	32,222,418	69,308,003	522,098,827
Other increases in the current year	93,202	88,572	-	9,286	5,828	196,888
Decrease in the current year	(6,833,018)	(55,055,220)	(185,379)	(30,637,992)	(27,736,142)	(120,447,751)
Transfer to long-term prepaid expenses	-	-	-	(30,086)	(127,350)	(157,436)
31 December 2017	817,951,252	2,050,132,338	12,541,334	259,320,267	214,060,211	3,354,005,402

Accumulated depreciation
31 December 2016	(182,533,783)	(764,667,167)	(6,400,178)	(154,423,773)	(121,076,895)	(1,229,101,796)
Increase in the current year	(46,101,317)	(246,635,251)	(1,850,999)	(42,533,912)	(49,280,656)	(386,402,135)
Decrease in the current year	2,789,225	39,354,577	138,727	30,357,139	19,869,631	92,509,299
Transfer to long-term prepaid expenses	-	-	-	10,029	82,778	92,807
31 December 2017	(225,845,875)	(971,947,841)	(8,112,450)	(166,590,517)	(150,405,142)	(1,522,901,825)

Provision for impairment loss
31 December 2016	-	(3,116,116)	-	-	(283,584)	(3,399,700)
Decrease in the current year	-	856,303	-	-	53,920	910,223
31 December 2017	-	(2,259,813)	-	-	(229,664)	(2,489,477)

Carrying amount
31 December 2017	592,105,377	1,075,924,684	4,428,884	92,729,750	63,425,405	1,828,614,100

In 2019, 2018 and 2017, the amount of depreciation expense charged to cost of sales were RMB 449,186,223, RMB 328,563,804 and RMB 313,444,037, respectively.
In 2019, 2018 and 2017, the amount of depreciation expense charged to research and development expenses were RMB 26,040,541, RMB 39,028,327 and RMB 25,644,243, respectively.
In 2019, 2018 and 2017, the amount of depreciation expense charged to selling expenses were RMB 25,648, RMB 25,649 and RMB 25,648, respectively.
In 2019, 2018 and 2017, the amount of depreciation expense charged to general and administrative expenses were RMB 43,444,771, RMB 49,462,752 and RMB 47,288,207, respectively.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(12)	Construction in progress

Project name	31 December 2018	Increase in the current year	Transfer to fixed assets (Note(7)(11))	Transfer to long-term prepaid expenses	Transfer to intangible assets (Note(7)(13))	Decrease in the current year	31 December 2019

Building and improvements	104,604,128	136,311,391	(34,014,346)	(11,660,205)	(38,987,535)	(337,924)	155,915,509
Machinery and equipment	205,381,663	378,899,271	(361,241,293)	(4,578,112)	-	(2,422,133)	216,039,396
Other projects	54,455,672	138,236,316	(99,509,484)	(6,093,179)	(18,983,636)	(7,390,416)	60,715,273
	364,441,463	653,446,978	(494,765,123)	(22,331,496)	(57,971,171)	(10,150,473)	432,670,178

Including: Capitalised borrowing cost	-	-	-	-	-	-	-

Less: Provision for impairment of construction in progress	-	-	-	-	-	-	-
	364,441,463	653,446,978	(494,765,123)	(22,331,496)	(57,971,171)	(10,150,473)	432,670,178

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7 (12)	Notes to the consolidated financial statements (Cont’d) Construction in progress (Cont’d)

Project name	31 December 2017	Increase in the current year	Transfer to fixed assets (Note(7)(11))	Transfer to long-term prepaid expenses	Transfer to intangible assets (Note(7)(13))	Transfer to investment properties (Note(7)(10))	Decrease in the current year	31 December 2018

Building and improvements	69,232,968	51,504,218	(4,273,903)	(10,113,248)	-	(765,308)	(980,599)	104,604,128
Machinery and equipment	129,894,139	410,311,345	(327,567,319)	(6,985,673)	-	-	(270,829)	205,381,663
Other projects	79,634,820	175,688,466	(139,462,024)	-	(61,360,645)	-	(44,945)	54,455,672
	278,761,927	637,504,029	(471,303,246)	(17,098,921)	(61,360,645)	(765,308)	(1,296,373)	364,441,463

Including: Capitalised borrowing cost	-	-	-	-	-	-	-	-

Less: Provision for impairment of construction in progress	-	-	-	-	-	-	-	-
	278,761,927	637,504,029	(471,303,246)	(17,098,921)	(61,360,645)	(765,308)	(1,296,373)	364,441,463

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7 (12)	Notes to the consolidated financial statements (Cont’d) Construction in progress (Cont’d)

Project name	31 December 2016	Increase in the current year	Transfer to fixed assets (Note(7)(11))	Transfer to long-term prepaid expenses	Transfer to intangible assets (Note(7)(13))	Transfer to investment properties (Note(7)(10))	Decrease in the current year	31 December 2017

Building and improvements	153,518,569	28,398,407	(58,878,093)	(11,276,429)	-	(42,529,486)	-	69,232,968
Machinery and equipment	216,942,984	283,936,643	(355,802,525)	(14,982,963)	-	-	(200,000)	129,894,139
Other projects	71,761,570	130,949,613	(107,418,209)	(3,537,361)	(12,120,793)	-	-	79,634,820
	442,223,123	443,284,663	(522,098,827)	(29,796,753)	(12,120,793)	(42,529,486)	(200,000)	278,761,927

Including: Capitalised borrowing cost	-	-	-	-	-	-	-	-

Less: Provision for impairment of construction in progress	-	(200,000)	-	-	-	-	200,000	-
	442,223,123	443,084,663	(522,098,827)	(29,796,753)	(12,120,793)	(42,529,486)	-	278,761,927

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(13)	Intangible assets

	Land use rights	Software	Patents	Non-patent technology	Customer relationship	Total

Cost
31 December 2018	399,694,892	196,295,597	495,000	30,837,586	533,881,400	1,161,204,475
Transfer from construction in progress (Note(7)(12))	38,987,535	18,983,636	-	-	-	57,971,171
Other increases in the current year	-	9,851,824	-	-	-	9,851,824
Decrease in the current year	-	(474,458)	-	-	-	(474,458)
31 December 2019	438,682,427	224,656,599	495,000	30,837,586	533,881,400	1,228,553,012

Accumulated depreciation
31 December 2018	(88,668,576)	(155,541,877)	(360,040)	-	(533,881,400)	(778,451,893)
Increases in the current year	(23,546,664)	(24,650,999)	(9,500)	(3,597,718)	-	(51,804,881)
Decrease in the current year	-	39,953	-	-	-	39,953
31 December 2019	(112,215,240)	(180,152,923)	(369,540)	(3,597,718)	(533,881,400)	(830,216,821)

Carrying amount
31 December 2019	326,467,187	44,503,676	125,460	27,239,868	-	398,336,191

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(13)	Intangible assets (Cont’d)

	Land use rights	Software	Patents	Non-patent technology	Customer relationship	Total

Cost
31 December 2017	399,694,892	160,476,467	495,000	-	825,411,900	1,386,078,259
Transfer from construction in progress (Note(7)(12))	-	30,523,059	-	30,837,586	-	61,360,645
Other increases in the current year	-	5,846,000	-	-	-	5,846,000
Reduction from disposal of subsidiaries	-	-	-	-	(291,530,500)	(291,530,500)
Decrease in the current year	-	(549,929)	-	-	-	(549,929)
31 December 2018	399,694,892	196,295,597	495,000	30,837,586	533,881,400	1,161,204,475

Accumulated depreciation
31 December 2017	(66,028,900)	(134,013,157)	(232,278)	-	(825,411,900)	(1,025,686,235)
Increases in the current year	(22,639,676)	(22,003,716)	(127,762)	-	-	(44,771,154)
Reduction from disposal of subsidiaries	-	-	-	-	291,530,500	291,530,500
Decrease in the current year	-	474,996	-	-	-	474,996
31 December 2018	(88,668,576)	(155,541,877)	(360,040)	-	(533,881,400)	(778,451,893)

Carrying amount
31 December 2018	311,026,316	40,753,720	134,960	30,837,586	-	382,752,582

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(13)	Intangible assets (Cont’d)

	Land use rights	Software	Patents	Customer relationship	Total

Cost
31 December 2016	306,589,892	142,802,642	495,000	825,411,900	1,275,299,434
Transfer from construction in progress (Note(7)(12))	-	12,120,793	-	-	12,120,793
Other increases in the current year	93,105,000	5,553,032	-	-	98,658,032
31 December 2017	399,694,892	160,476,467	495,000	825,411,900	1,386,078,259

Accumulated depreciation
31 December 2016	(43,371,720)	(111,740,945)	(196,111)	(825,411,900)	(980,720,676)
Increases in the current year	(22,657,180)	(22,272,212)	(36,167)	-	(44,965,559)
31 December 2017	(66,028,900)	(134,013,157)	(232,278)	(825,411,900)	(1,025,686,235)

Carrying amount
31 December 2017	333,665,992	26,463,310	262,722	-	360,392,024

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(14)	Goodwill

		31 December 2018	Increase in the current year	Decrease in the current year	31 December 2019

	Goodwill	71,566,642	-	-	71,566,642
	Less: Provision for impairment	-	-	-	-
		71,566,642	-	-	71,566,642

		31 December 2017	Increase in the current year	Decrease in the current year	31 December 2018

	Goodwill	71,566,642	-	-	71,566,642
	Less: Provision for impairment	-	-	-	-
		71,566,642	-	-	71,566,642

	31 December 2016	Increase in the current year	Decrease in the current year	31 December 2017

Goodwill	71,566,642	-	-	71,566,642
Less: Provision for impairment	-	-	-	-
	71,566,642	-	-	71,566,642

The recoverable amount of asset groups and groups of asset groups is calculated using the estimated cash flows determined according to the three-year budget approved by management, together with the constant growth rates thereafter. The latter are set out in the following table.

The main assumptions applied in calculating discounted future cash flows are as follows:

Growth rate	17%
Gross margin	16%
Discount rate	17%

The growth rates mentioned above are the weighted average growth rates applied by management to extrapolate cash flows beyond the three-year period, and the growth rates are consistent with those estimated in the industry reports, and do not exceed the long-term average growth rates of each product. Management determines budgeted gross margin based on past experience and forecast on future market development. The discount rates used by management are the pre-tax interest rates that are able to reflect the risks specific to the related asset groups and groups of asset groups. The above assumptions are used to assess the recoverable amount of each asset group and group of asset groups within the corresponding operating segment.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(15)	Long-term prepaid expenses

		31 December 2019	31 December 2018	31 December 2017

	Improvements to fixed assets held under operating leases	112,233,393	124,120,670	156,879,052
	Others	4,526,473	7,647,620	7,535,603
		116,759,866	131,768,290	164,414,655

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(16)	Deferred tax assets and deferred tax liabilities

(a)	Deferred tax assets

		31 December 2019		31 December 2018		31 December 2017
		Deferred tax assets	Deductible temporary difference	Deferred tax assets	Deductible temporary difference	Deferred tax assets	Deductible temporary difference

	Provisions for asset impairment	46,093,808	240,274,539	21,356,591	116,200,729	20,633,379	111,836,540
	Depreciation of fixed assets	12,798,620	105,377,068	9,966,815	62,355,547	1,295,205	9,981,627
	Amortisation of long-term prepaid expenses	-	-	-	-	2,254,799	15,031,991
	Accrued expenses and accounts payable	1,606,864,759	7,669,659,199	1,430,062,002	7,141,338,768	1,053,271,240	5,348,617,949
	Accrued payroll	10,867,983	54,616,346	8,141,074	47,454,161	5,690,242	34,712,085
	Deferred income	2,204,028	10,006,409	2,892,300	12,568,240	1,962,772	7,851,089
	Deductible losses	114,867,867	464,372,958	63,988,585	255,954,341	5,296,194	21,184,773
	Provision	3,627,170	17,616,583	485,776	2,629,978	-	-
		1,797,324,235	8,561,923,102	1,536,893,143	7,638,501,764	1,090,403,831	5,549,216,054

Including:
Expected to be recovered within one year (inclusive)	1,710,888,610	1,449,978,909	1,085,568,850
Expected to be recovered after one year	86,435,625	86,914,234	4,834,981
	1,797,324,235	1,536,893,143	1,090,403,831

(b)	Deductible temporary differences and deductible losses that are not recognised as deferred tax assets are analysed as follows:

		31 December 2019	31 December 2018	31 December 2017

	Deductible temporary differences	44,129,778	-	-
	Deductible losses	18,663,475	-	46,742,064
		62,793,253	-	46,742,064

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(16)	Deferred tax assets and deferred tax liabilities (Cont’d)

(c)	Deductible losses that are not recognised as deferred tax assets will be expired as follows:

		31 December 2019	31 December 2018	31 December 2017

	Within 1 year	-	-	-
	Between 1 to 2 years	-	-	-
	Between 2 to 3 years	2,349,884	-	-
	Between 3 to 4 years	4,960,180	-	5,240,533
	Over 4 years	11,353,411	-	41,501,531
		18,663,475	-	46,742,064

(d)	Deferred tax liabilities

		31 December 2019		31 December 2018		31 December 2017
		Deferred tax liabilities	Taxable temporary difference	Deferred tax liabilities	Taxable temporary difference	Deferred tax liabilities	Taxable temporary difference

	Depreciation of fixed assets	51,915,709	225,788,337	26,608,456	117,098,760	-	-

	Including:
	Expected to be recovered within one year (inclusive)	14,083,910		5,214,740		-
	Expected to be recovered after one year	37,831,799		21,393,716		-
		51,915,709		26,608,456		-

(e)	The net balances of deferred tax assets and liabilities after offsetting are as follows:

		31 December 2019	31 December 2018	31 December 2017

	Deferred tax assets, net	1,746,772,809	1,510,284,687	1,090,403,831
	Deferred tax liabilities, net	1,364,283	-	-

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(17)	Other non-current assets

		31 December 2019	31 December 2018	31 December 2017

	Prepayment for equipment	14,493,976	40,666,389	64,819,673
	Rental deposits	10,120,489	13,300,379	15,786,279
		24,614,465	53,966,768	80,605,952

(18)	Short-term borrowings

		Currency	31 December 2019	31 December 2018	31 December 2017

	Unsecured	RMB	433,051,550	578,660,000	551,280,196

	As at 31 December 2019, 2018 and 2017, the weighted average interest rate of short-term borrowings is 4.46%, 4.57% and 4.40% per annum, respectively.

(19)	Notes payable

		31 December 2019	31 December 2018	31 December 2017

	Bank acceptance notes	634,111,311	665,390,579	653,798,483

As at 31 December 2019, 2018 and 2017, bank acceptance notes of RMB 297,611,514, RMB 258,170,177and RMB 237,154,087 were secured with bank deposits of RMB 266,026,068, RMB 284,757,255 and RMB 195,158,898, respectively (Note 7(1)).

As at 31 December 2019, bank acceptance notes of RMB 164,400,375 were secured with receivables financing of RMB 164,760,000 (Note 7(4)).

As at 31 December 2018 and 2017, bank acceptance notes of RMB 257,245,279 and RMB 230,171,732 were secured with notes receivable of RMB 242,674,481 and RMB 236,414,979 (Note 7(2)).

(20)	Accounts payable

		31 December 2019	31 December 2018	31 December 2017

	Payment for goods	11,990,045,939	10,443,534,582	12,793,184,831
	Others	4,419,311	3,675,866	3,842,274
		11,994,465,250	10,447,210,448	12,797,027,105

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(21)	Employee benefits payable

		31 December 2019	31 December 2018	31 December 2017

	Short-term employee benefits payable (a)	816,052,563	816,643,016	831,474,529
	Defined contribution plans payable (b)	14,039,336	18,502,669	15,622,695
		830,091,899	835,145,685	847,097,224

(a)	Short-term employee benefits payable

		31 December 2018	Increase in the current year	Decrease in the current year	31 December 2019

	Wages and salaries, bonus, allowances and subsidies	455,707,696	1,686,722,556	(1,595,079,549)	547,350,703
	Staff welfare	3,407,045	119,342,542	(122,749,587)	-
	Social security contributions	10,980,289	100,625,248	(100,993,057)	10,612,480
	Including: Medical insurance	5,772,576	84,994,744	(85,377,463)	5,389,857
	Work injury insurance	687,160	5,637,529	(5,788,326)	536,363
	Maternity insurance	4,520,553	9,992,975	(9,827,268)	4,686,260
	Housing funds	11,036,554	130,765,637	(130,541,936)	11,260,255
	Labour union funds and employee education funds	25,223,805	33,299,523	(35,316,363)	23,206,965
	Other short-term employee benefits	338,679	1,408,558	(815,197)	932,040
	Staff welfare and incentive funds	309,948,948	60,538,951	(147,797,779)	222,690,120
		816,643,016	2,132,703,015	(2,133,293,468)	816,052,563

	31 December 2017	Increase in the current year	Decrease in the current year	31 December 2018

Wages and salaries, bonus, allowances and subsidies	415,273,617	1,646,027,829	(1,605,593,750)	455,707,696
Staff welfare	294,436	108,856,363	(105,743,754)	3,407,045
Social security contributions	12,176,698	100,345,310	(101,541,719)	10,980,289
Including: Medical insurance	8,009,193	83,187,795	(85,424,412)	5,772,576
Work injury insurance	1,108,309	6,829,819	(7,250,968)	687,160
Maternity insurance	3,059,196	10,327,696	(8,866,339)	4,520,553
Housing funds	13,267,157	128,950,351	(131,180,954)	11,036,554
Labour union funds and employee education funds	19,722,413	32,894,214	(27,392,822)	25,223,805
Other short-term employee benefits	830,618	1,043,665	(1,535,604)	338,679
Staff welfare and incentive funds	369,909,590	66,568,986	(126,529,628)	309,948,948
	831,474,529	2,084,686,718	(2,099,518,231)	816,643,016

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(21)	Employee benefits payable (Cont’d)

(a)	Short-term employee benefits payable (Cont’d)

	31 December 2016	Increase in the current year	Decrease in the current year	31 December 2017

Wages and salaries, bonus, allowances and subsidies	411,675,946	1,489,660,689	(1,486,063,018)	415,273,617
Staff welfare	-	141,248,778	(140,954,342)	294,436
Social security contributions	9,463,619	84,333,102	(81,620,023)	12,176,698
Including: Medical insurance	7,296,574	69,361,143	(68,648,524)	8,009,193
Work injury insurance	759,177	6,369,010	(6,019,878)	1,108,309
Maternity insurance	1,407,868	8,602,949	(6,951,621)	3,059,196
Housing funds	11,402,998	83,767,222	(81,903,063)	13,267,157
Labour union funds and employee education funds	22,226,096	23,487,067	(25,990,750)	19,722,413
Other short-term employee benefits	709,841	1,202,100	(1,081,323)	830,618
Staff welfare and incentive funds	316,115,041	65,871,456	(12,076,907)	369,909,590
	771,593,541	1,889,570,414	(1,829,689,426)	831,474,529

(b)	Defined contribution plans payable

		2019
		Amount payable	Ending balance

	Basic pensions	203,042,439	13,503,909
	Unemployment insurance	7,032,736	535,427
		210,075,175	14,039,336

		2018
		Amount payable	Ending balance

	Basic pensions	224,024,929	17,521,898
	Unemployment insurance	6,774,048	980,771
		230,798,977	18,502,669

		2017
		Amount payable	Ending balance

	Basic pensions	169,528,098	14,558,763
	Unemployment insurance	5,459,505	1,063,932
		174,987,603	15,622,695

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(22)	Taxes payable

		31 December 2019	31 December 2018	31 December 2017

	Enterprise income tax payable	365,985,608	481,588,064	416,057,834
	Unpaid VAT	47,761,785	44,727,170	200,453,088
	Withholding individual income tax payable	4,215,613	6,251,468	15,867,945
	Others	9,629,834	13,388,116	24,243,999
		427,592,840	545,954,818	656,622,866

(23)	Other payables

		31 December 2019	31 December 2018	31 December 2017

	Accrued expenses	3,696,624,945	2,906,378,476	2,897,471,960
	Payables for toolings	181,926,915	626,924,525	314,966,958
	Payables for long-term assets	159,882,579	135,718,398	133,318,793
	Expenses paid by others on behalf of the Group	82,572,594	66,157,854	18,811,831
	Payables for service fee	69,664,489	71,544,812	63,833,732
	Transportation fee payables	35,129,876	16,427,855	30,867,845
	Others	185,095,870	152,159,338	67,741,260
		4,410,897,268	3,975,311,258	3,527,012,379

(24)	Long-term borrowings

		31 December 2019	31 December 2018	31 December 2017

	Unsecured	-	1,500,000	4,500,000

	Less: Current portion of long- term borrowings	-	(1,500,000)	(3,000,000)
		-	-	1,500,000

	As at 31 December 2018 and 2017, the weighted average interest rate of long-term borrowings is 5.06% and 4.55% per annum, respectively.

(25)	Deferred income

		31 December 2019	31 December 2018	31 December 2017

	Government grants (a)	16,529,595	14,135,470	9,117,415

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(25)	Deferred income (Cont’d)

(a)	Government grants

		31 December 2018	Increase in the current year	Charged to other income	31 December 2019	Asset related/ Income related

	Asset-related subsidies	14,025,470	7,544,997	(5,040,872)	16,529,595	Asset related
	Income-related subsidies	110,000	-	(110,000)	-	Income related
		14,135,470	7,544,997	(5,150,872)	16,529,595

	The government grants recognised in profit or loss or deducted against related expenses in the year 2019 are set out as follows:

	Government grants			Amount	Presentation items

	Asset-related subsidies			5,040,872	Other income
	Income-related subsidies			110,000	Other income
				5,150,872

		31 December 2017	Increase in the current year	Charged to other income	31 December 2018	Asset related/ Income related

	Asset-related subsidies	9,007,415	7,675,000	(2,656,945)	14,025,470	Asset related
	Income-related subsidies	110,000	-	-	110,000	Income related
		9,117,415	7,675,000	(2,656,945)	14,135,470

	The government grants recognised in profit or loss or deducted against related expenses in the year 2018 are set out as follows:

	Government grants			Amount	Presentation items

	Asset-related subsidies			2,656,945	Other income

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(25)	Deferred income (Cont’d)

(a)	Government grants (Cont’d)

		31 December 2016	Increase in the current year	Charged to other income	31 December 2017	Asset related/ Income related

	Asset-related subsidies	9,995,949	1,164,730	(2,153,264)	9,007,415	Asset related
	Income-related subsidies	-	110,000	-	110,000	Income related
		9,995,949	1,274,730	(2,153,264)	9,117,415

	The government grants recognised in profit or loss or deducted against related expenses in the year 2017 are set out as follows:

	Government grants			Amount	Presentation items

	Asset-related subsidies			2,153,264	Other income

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(26)	Surplus reserve

		31 December 2018	Increase in the current year	Decrease in the current year	31 December 2019

	Reserve Fund	190,600,071	20,076,254	-	210,676,325
	Enterprise Expansion Fund	317,474,946	40,152,508	-	357,627,454
		508,075,017	60,228,762	-	568,303,779

		31 December 2017	Increase in the current year	Decrease in the current year	31 December 2018

	Reserve Fund	168,511,991	22,088,080	-	190,600,071
	Enterprise Expansion Fund	273,298,786	44,176,160	-	317,474,946
		441,810,777	66,264,240	-	508,075,017

		31 December 2016	Increase in the current year	Decrease in the current year	31 December 2017

	Reserve Fund	146,820,596	21,691,395	-	168,511,991
	Enterprise Expansion Fund	229,915,996	43,382,790	-	273,298,786
		376,736,592	65,074,185	-	441,810,777

In accordance with the Law of the PRC on Chinese and Foreign Equity Joint Ventures and the Company’s Articles of Association, appropriations from net profit should be made to the reserve fund and the staff and workers’ bonus and welfare fund and enterprise expansion fund, after offsetting accumulated losses from prior years, and before profit distributions to the investors. The percentages to be appropriated for the reserve fund and enterprise expansion fund are determined by the Board of Directors of the Company.

In accordance with the articles of the Company and the resolution at the Board of Directors’ meeting, the Company appropriated 1% of annual net profit amounted to RMB 20,076,254, RMB 22,088,080 and RMB 21,691,395 to Reserve Fund for the years of 2019, 2018 and 2017, respectively, and 2% of annual net profit amounted to RMB 40,152,508, RMB 44,176,160 and RMB 43,382,790 to the Enterprise Expansion Fund for the years of 2019, 2018 and 2017, respectively.

(27)	Undistributed profits

In accordance with the resolution at the Board of Directors’ meeting dated on 26 June 2019, 23 May 2018, and 8 May 2017, the Company proposed a dividend in the amount of RMB 2,076,279,518, RMB 2,038,991,145 and RMB 1,493,770,914 to the investors, respectively.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(28)	Revenue and cost of sales

		2019		2018		2017
		Revenue	Cost of sales	Revenue	Cost of sales	Revenue	Cost of sales
	Revenue from main operations
	- sales of automotive spare parts	27,698,552,475	(22,956,482,992)	32,474,029,564	(27,360,907,165)	31,247,431,443	(26,011,033,680)

	Revenue from other operations
	- sales of raw materials	119,215,215	(34,485,369)	389,532,355	(132,592,960)	359,516,400	(195,735,293)
	- service income	518,549,949	(316,692,783)	381,564,501	(191,639,970)	388,691,895	(302,641,103)
	- others	167,656,441	(44,992,493)	70,785,181	(47,528,081)	47,556,144	(22,983,965)
		28,503,974,080	(23,352,653,637)	33,315,911,601	(27,732,668,176)	32,043,195,882	(26,532,394,041)

(29)	Taxes and surcharges

		2019	2018	2017

	City maintenance and construction tax	40,676,934	46,998,407	81,994,619
	Educational surcharge	34,735,268	46,266,440	80,752,122
	Others	25,737,178	31,913,568	33,794,635
		101,149,380	125,178,415	196,541,376

(30)	Financial income - net

		2019	2018	2017

	Interest income	145,057,748	148,779,198	75,511,218
	Interest costs - borrowings	(31,169,389)	(26,289,474)	(20,952,425)
	Charges for discounted notes receivable	(2,692,144)	(6,855,748)	(8,902,309)
	Exchange (losses)/gains - net	(6,976,874)	9,460,142	(25,419,145)
	Others	(4,508,005)	(3,179,653)	(2,407,704)
		99,711,336	121,914,465	17,829,635

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(31)	Expenses by nature

The cost of sales, selling expenses, general and administrative expenses and research and development expenses in the income statements are listed as follows by nature:

	2019	2018	2017

Changes in inventories of finished goods and work in progress	(12,384,641)	107,270,399	(44,851,383)
Consumed raw materials and low value consumables, etc.	20,396,955,099	24,882,462,206	24,184,797,504
Employee benefits expenses	2,282,239,239	2,248,916,709	1,998,686,561
Depreciation and amortisation expenses	623,241,023	522,293,316	496,272,154
Sample Experimental manufacturing expenses	375,607,843	261,794,721	161,938,159
Rental expenses	304,860,201	225,299,598	233,653,070
Transportation and logistics fee	219,862,544	231,219,524	221,398,652
Experiment and inspection expenses	185,896,714	192,077,986	299,650,447
Utilities	152,355,655	122,494,624	126,211,508
Maintenance cost	124,919,841	131,534,567	133,919,273
Consulting fee	43,625,344	182,869,519	165,879,871
Other expenses	1,200,833,112	1,125,491,874	1,132,991,388
	25,898,011,974	30,233,725,043	29,110,547,204

No research and development expenses were capitalised in 2019, 2018 and 2017.

(32)	Asset impairment losses

		2019	2018	2017

	Accrual in the value of inventories	29,488,858	13,271,029	1,139,340
	Impairment of fixed assets	2,410,819	633,167	-
	Bad debts (reversal)/provision	-	(3,102,716)	1,606,517
	Impairment of construction in progress	-	-	200,000
		31,899,677	10,801,480	2,945,857

(33)	Credit losses

		2019	2018	2017

	Losses on bad debts of accounts receivable	107,272,799	-	-
	Losses on bad debts of other receivables	5,781,681	-	-
		113,054,480	-	-

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(34)	Investment income

		2019	2018	2017

	Share of net profit of investees under equity method	72,152,126	66,200,119	78,876,545
	Gains on disposal of long-term equity Investments	13,403,977	-	212
	Interest income from entrusted loans and cash pool	13,073,829	20,854,960	11,297,514
		98,629,932	87,055,079	90,174,271

(35)	Gains/(Losses) on disposals of assets

		2019	2018	2017

	Gains/(Losses) on disposals of fixed assets, net	368,565	(153,978)	(2,524,116)
	Losses on disposals of construction in progress, net	-	(738,376)	-
	Losses on disposals of long-term prepaid expenses, net	-	(1,460,416)	(497,872)
		368,565	(2,352,770)	(3,021,988)

(36)	Other income

	2019	2018	2017	Asset related/ Income related

Income-related subsidies	156,110,120	112,580,640	126,954,907	Income related
Asset-related subsidies	5,040,872	2,656,945	2,153,264	Asset related
	161,150,992	115,237,585	129,108,171

(37)	Non-operating income and expenses

(a)	Non-operating income

		2019	2018	2017

	Others	3,370,496	4,511,490	2,346,311

(b)	Non-operating expenses

		2019	2018	2017

	Others	17,184,819	3,801,129	1,873,547

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(38)	Income tax expenses

		2019	2018	2017

	Current income tax	665,225,771	982,336,587	848,031,982
	Deferred income tax	(235,123,839)	(419,880,856)	(259,024,290)
		430,101,932	562,455,731	589,007,692

	The reconciliation from income tax calculated based on the applicable tax rates and total profit presented in the consolidated financial statements to the income tax expenses is listed below:

		2019	2018	2017

	Total profit	2,705,905,071	3,268,771,383	2,967,724,298

	Income tax expenses calculated at applicable tax rates	676,476,268	817,192,846	741,931,075
	Effect of favourable tax rates	(100,012,578)	(208,007,157)	(146,106,657)
	Investment income under equity method	(11,828,117)	(9,930,018)	(11,831,513)
	Additional deduction of research and development expenses	(6,532,947)	(13,314,447)	(12,071,490)
	Costs, expenses and losses not deductible for tax purposes	16,804,386	10,358,294	7,450,807
	Deductible losses and deductible temporary differences for which no deferred income tax asset was recognised	7,192,509	172,182	10,375,383
	Prior year income tax reconciliation differences	(99,578,022)	(8,581,469)	(1,798,875)
	Reversal of previously recognised/ (Utilisation of previously unrecognised) deductible losses and deductible temporary differences	1,763,480	(25,434,500)	1,687,064
	Effect of change in the tax rates	(54,183,047)	-	(628,102)
	Income tax expenses	430,101,932	562,455,731	589,007,692

(39)	Other comprehensive income

(a)	Items of other comprehensive income with the related income tax effect and the amount reclassified to profit or loss

		2019
		Amount before tax	Income tax	Net amount after tax
	Other comprehensive income items which will be reclassified subsequently to profit or loss
	Differences arising from translation of foreign currency financial statements	4,882,377	-	4,882,377
	Less: Reclassification of previous other comprehensive income to profit or loss	-	-	-
		4,882,377	-	4,882,377

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(39)	Other comprehensive income (Cont’d)

(a)	Items of other comprehensive income with the related income tax effect and the amount reclassified to profit or loss (Cont’d)

2018
		Amount before tax	Income tax	Net amount after tax
Other comprehensive income items which will be reclassified subsequently to profit or loss
	Differences arising from translation of foreign currency financial statements	101,743	-	101,743
	Less: Reclassification of previous other comprehensive income to profit or loss	-	-	-
		101,743	-	101,743

		2017
		Amount before tax	Income tax	Net amount after tax
	Other comprehensive income items which will be reclassified subsequently to profit or loss
	Differences arising from translation of foreign currency financial statements	430,299	-	430,299
	Less: Reclassification of previous other comprehensive income to profit or loss	-	-	-
		430,299	-	430,299

(b)	Reconciliation of other comprehensive income

	Attributable to equity owners of the Company	Minority interests	Total
	Differences arising from translation of foreign currency financial statements

31 December 2016	983,955	-	983,955

Movements for the year ended 31 December 2017	430,299	-	430,299
31 December 2017	1,414,254	-	1,414,254

Movements for the year ended 31 December 2018	101,743	-	101,743
31 December 2018	1,515,997	-	1,515,997

Movements for the year ended 31 December 2019	4,882,377	-	4,882,377
31 December 2019	6,398,374	-	6,398,374

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

7	Notes to the consolidated financial statements (Cont’d)

(40)	Notes to the consolidated cash flow statements

(a)	Reconciliation from net profit to cash flows from operating activities

		2019	2018	2017

	Net profit	2,275,803,139	2,706,315,652	2,378,716,606
	Add: Provisions for asset impairment	31,899,677	10,801,480	2,945,857
	Credit losses	113,054,480	—	—
	Depreciation of fixed assets	518,697,183	417,080,532	386,402,135
	Amortisation of intangible assets	51,804,881	44,771,154	44,965,559
	Amortisation of long-term prepaid expenses	50,790,694	58,493,364	64,904,460
	Depreciation of investment properties	1,948,265	1,948,266	-
	(Gains)/Losses on disposal of fixed assets, intangible assets and other long-term assets	(509,615)	2,352,770	3,021,988
	Financial expenses	31,169,389	26,289,474	20,952,425
	Investment income	(98,629,932)	(87,055,079)	(90,174,271)
	Increase in deferred tax assets	(236,488,122)	(419,880,856)	(259,024,290)
	Increase in deferred tax liabilities	1,364,283	-	-
	(Increase)/Decrease in inventories	(147,779,392)	182,457,041	(98,436,250)
	(Increase)/Decrease in operating receivables	(1,378,894,631)	2,720,701,496	(1,958,865,113)
	Increase/(Decrease)in operating payables	1,807,885,814	(2,176,226,871)	3,969,397,557
	Net cash flows from operating activities	3,022,116,113	3,488,048,423	4,464,806,663

(b)	Net increase in cash and cash equivalents

		2019	2018	2017

	Cash and cash equivalents at the end of the year	9,307,465,208	9,013,241,794	7,938,513,680
	Less: Cash and cash equivalents at the beginning of the year	(9,013,241,794)	(7,938,513,680)	(6,179,211,510)
	Net increase in cash and cash equivalents	294,223,414	1,074,728,114	1,759,302,170

(c)	Cash and cash equivalents

		31 December 2019	31 December 2018	31 December 2017

	Cash at bank and on hand (Note 7(1))	9,576,491,276	9,297,999,049	8,133,672,578
	Less: Other restricted cash balances	(269,026,068)	(284,757,255)	(195,158,898)
	Cash and cash equivalents at the end of the year	9,307,465,208	9,013,241,794	7,938,513,680

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions

(1)	The parent company and subsidiaries

The general information and other related information of the subsidiaries is set out in Note 6.

(a)	General information of the parent company

Place of registration	Nature of business
Yanfeng Trim	Shanghai, China
Development and production of plastic and decorating products used for automobiles, trucks and motorcycles, moulds, stamping parts, standard fasteners; sales of self-produced products, import and export of products and technologies, industrial investment; technical development, transfer, consultancy and service, and business information consultancy in the special area of auto parts; and self-owned house leasing.

The parent company is Yanfeng Trim and the ultimate holding company is Shanghai Automotive Industry Corporation.

(b)	Registered capital and changes in registered capital of the parent company

31 December 2018	Current year changes	31 December 2019

RMB	RMB
Yanfeng Trim	1,078,947,853	-	1,078,947,853

31 December 2017	Current year changes	31 December 2018

RMB	RMB
Yanfeng Trim	1,078,947,853	-	1,078,947,853

31 December 2016	Current year changes	31 December 2017

RMB	RMB
Yanfeng Trim	1,078,947,853	-	1,078,947,853

(c)	The proportion of interests and voting rights in the Company held by the parent company

31 December 2019	31 December 2018	31 December 2017
Share holding	Voting rights	Share holding	Voting rights	Share holding	Voting rights

Yanfeng Trim	50.01%	50.00%	50.01%	50.00%	50.01%	50.00%

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions (Cont’d)

(2)	Related parties that do not control or are not controlled by the Company

Relationship with the Group

	Dongfeng Adient Seating (i)	Associate
	Wuhan Taiji (i)(iv)	Associate
	CRH Shenyang (i)	Joint venture
	Chengdu Dongfeng Adient Automotive Seating Co., Ltd. (i)	Subsidiary of the associate
	Shanghai Yanfeng Jinqiao Automotive Trim Systems Co.,Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems Guangzhou Co., Ltd. (ii)	Subsidiary of the parent company
	Shanghai Songjiang Chunshen Plastic Products Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Automotive Interior Systems (Shanghai) Co., Ltd. (ii)	Subsidiary of the parent company
	Shanghai Yankang Automative Components Co., Ltd. (ii)	Subsidiary of the parent company
	Yankang (Rugao) Automative Components Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Automobile Safety Systems Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Woodbridge Light Composite Materials Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems (Chongqing) Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems Zhejiang Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Automotive Trim Systems Liuzhou Co., Ltd. (ii)	Subsidiary of the parent company
	Yanfeng Visteon Automotive Electronics Co., Ltd. (ii)	Associate of the parent company
	Yanfeng Key (Shanghai) Automotive Safety Systems Co.,Ltd. (ii)	Joint venture of the parent company
	Adient Yanfeng Seating Mechanism Co., Ltd. (ii)	Joint venture of the parent company
	Shanghai Key Automotive Plastic Component Co., Ltd. (ii)	Joint venture of the parent company
	Adient Yanfeng (Changshu) Seating Mechanism Co., Ltd. (ii)	Joint venture of the parent company
	Dongfeng Antolin (Wuhan) Automotive Trim System Co., Ltd. (ii)	Joint venture of the parent company
	Yanfeng Plastic Omnium (Shanghai) Automotive Exterior Systems Co., Ltd. (ii)	Joint venture of the parent company
	Dongfeng Yanfeng (Shiyan) Automotive Trim Systems Co., Ltd. (ii)	Joint venture of the parent company
	Beijing BAIC Motor Yanfeng Automative Components Co., Ltd. (ii)	Joint venture of the parent company
	SAIC General Motors Sales Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC Finance Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC Motor Corporation Limited (iii)	Subsidiary of the ultimate holding company
	Jiangsu Anji-ceva Automative Logistics Co., Ltd. (formerly known as “Jiangsu ANJI Logistics Co., Ltd.”) (ii)	Subsidiary of the ultimate holding company
	Shanghai Sanhuan Spring Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	Nanjing Automobile (Group) Corporation (ii)	Subsidiary of the ultimate holding company
	Donghua Automotive Industrial Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC GM Wuling Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC Activity Centre Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC Maxus Vehicle Co., Ltd. (iii)	Subsidiary of the ultimate holding company
	Shanghai Haitong International Automotive Logistics Co., Ltd. (ii)	Subsidiary of the ultimate holding company

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions (Cont’d)

(2)	Related parties that do not control or are not controlled by the Company (Cont’d)

Relationship with the Group

	Chongqing Zhonghai Spring Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	Nanjing MG Automative Trading Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	Shanghai International Auto Parts Sourcing Center Co.,Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC Motor International Co.,Ltd. (ii)	Subsidiary of the ultimate holding company
	SAIC Maxus RV Technology Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	Shanghai Automotive Industry Sales Co.,Ltd. (ii)	Subsidiary of the ultimate holding company
	Shanghai SAIC Anji Auto Sales Service Co., Ltd. (ii)	Subsidiary of the ultimate holding company
	Shanghai International Automotive City Development Co., Ltd. (ii)	Associate of the ultimate holding company
	Shanghai Boze Auto Parts Co., Ltd. (ii)	Associate of the ultimate holding company
	Shanghai LEAR STEC Automotive Parts Co., Ltd. (ii)	Associate of the ultimate holding company
	SAIC Volkswagen Automotive Co., Ltd. (ii)	Joint venture of the ultimate holding company
	SAIC General Motors Co., Ltd. (ii)	Joint venture of the ultimate holding company
	Shanghai GM (Shenyang) Norsom Motors Co., Ltd. (ii)	Joint venture of the ultimate holding company
	SAIC GM Dong Yue Motors Co., Ltd. (ii)	Joint venture of the ultimate holding company
	Shanghai TRW Automotive Safety Systems Co., Ltd. (ii)	Joint venture of the ultimate holding company
	Nanjing Iveco Automobile Co., Ltd. (ii)	Joint venture of the ultimate holding company
	Huayu Visual Technology (Shanghai) Co., Ltd. (formerly know as “Shanghai Koito Automotive Lamp Co., Ltd.” ) (ii)	Joint venture of the ultimate holding company
	Shanghai Tongzhou Automative Components Co., Ltd. (ii)	Joint venture of the ultimate holding company
	Pan Asia Technical Automotive Center Co.,Ltd. (ii)	Joint venture of the ultimate holding company
	Adient Plc (iii)	Ultimate holding company of Adient Asia
	Beijing Johnson Controls Automotive Components Co.,Ltd. (iii)	Subsidiary of Adient plc
	Anhui Adient Xinnangang Automobile Trim Co., Ltd. (iii)	Subsidiary of Adient plc
	Kinryo Kogyo Co., Ltd. (iii)	Subsidiary of Adient plc
	Guangzhou Adient Automotive Seating Co., Ltd. (iii)	Subsidiary of Adient plc
	Changsha Adient Auto Parts Co., Ltd. (iii)	Subsidiary of Adient plc
	Other subsidiaries of Adient plc (iii)	Subsidiary of Adient plc

(i) The related parties are collectively referred to as “Associates and its subsidiaries and joint ventures”.

(ii) The related parties are collectively referred to as “SAIC, its subsidiaries, associates and joint ventures”.

(iii) The related parties are collectively referred to as “Adient, its subsidiaries and joint ventures”.

(iv) As at 31 March 2019, the company transfered its 20% equity in Wuhan Taiji to Dongfeng Adient Automotive Seating Co., Ltd. Since then, Wuhan Taiji is no longer a related party of the Group.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions (Cont’d)

(3)	Related party transactions

(a)	Pricing policies

	The Group’s pricing on products sold to related parties, purchased from related parties, rendering of services and lease payments are negotiated by both parties and by making reference to the market price.

(b)	Purchase of goods

		2019	2018	2017

	SAIC, its subsidiaries, associates and joint ventures	6,159,139,859	7,998,704,118	7,058,894,379
	Associates and its subsidiaries and joint ventures	538,655,025	601,676,483	633,584,983
	Adient, its subsidiaries and joint ventures	173,075,737	470,609,580	497,208,601
		6,870,870,621	9,070,990,181	8,189,687,963

(c)	Sale of goods

		2019	2018	2017

	SAIC, its subsidiaries, associates and joint ventures	16,570,744,317	21,350,575,491	19,925,396,626
	Adient, its subsidiaries and joint ventures	815,341,392	521,821,709	803,593,799
	Associates and its subsidiaries and joint ventures	61,517,295	59,715,050	101,654,541
		17,447,603,004	21,932,112,250	20,830,644,966

(d)	Technical service fee

		2019	2018	2017

	SAIC, its subsidiaries, associates and joint ventures	204,248,591	71,475,320	70,139,730
	Adient, its subsidiaries and joint ventures	22,363,536	45,173,056	31,344,660
		226,612,127	116,648,376	101,484,390

(e)	Increase/(Decrease) on entrusted loans and cash pool - net

		2019	2018	2017

	SAIC, its subsidiaries, associates and joint ventures	167,646,780	121,752,264	(443,761,187)
	Associates and its subsidiaries and joint ventures	(105,326)	114,719,890	(114,615,610)
		167,541,454	236,472,154	(558,376,797)

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions (Cont’d)

(3)	Related party transactions (Cont’d)

(f)	Interest income from entrusted loans and cash pool- net

	2019	2018	2017

SAIC, its subsidiaries, associates and joint ventures	13,073,829	18,892,661	9,636,399
Associates and its subsidiaries and joint ventures	-	1,962,020	1,661,115
	13,073,829	20,854,681	11,297,514

(g)	Purchase of long-term assets

		2019	2018	2017

	SAIC, its subsidiaries, associates and joint ventures	367,341	73,107,599	-

(4)	Receivables from and payables to related parties

(a)	Accounts receivable

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	2,005,016,457	3,379,672,917	6,823,996,373
	Adient, its subsidiaries and joint ventures	201,941,928	241,517,928	313,213,838
	Associates and its subsidiaries and joint ventures	82,514,138	95,894,679	84,559,064
		2,289,472,523	3,717,085,524	7,221,769,275

(b)	Notes receivable

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	-	464,757,984	81,970,500

(c)	Receivables financing

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	526,482,182	—	—

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions (Cont’d)

(4)	Receivables from and payables to related parties (Cont’d)

(d)	Advances to suppliers

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	11,298,330	10,474,163	2,243,546

(e)	Other receivables

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	312,494,062	489,914,438	594,743,730
	Associates and its subsidiaries and joint ventures	-	18,935,255	112,487,252
		312,494,062	508,849,693	707,230,982

(f)	Other current assets

	31 December 2019		31 December 2018	31 December 2017

	Associates and its subsidiaries and joint ventures	-	-	15,000,000

(g)	Cash at bank

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	1,603,830,729	1,811,430,396	2,326,653,158

(h)	Accounts payable

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	1,844,642,820	1,598,564,685	4,251,960,126
	Associates and its subsidiaries and joint ventures	160,853,992	200,575,015	262,329,935
	Adient, its subsidiaries and joint ventures	37,742,845	53,935,601	110,414,579
		2,043,239,657	1,853,075,301	4,624,704,640

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

8	Related parties and related party transactions (Cont’d)

(4)	Receivables from and payables to related parties (Cont’d)

(i)	Notes payable

		31 December 2019	31 December 2018	31 December 2017

	SAIC, its subsidiaries, associates and joint ventures	58,647,032	65,153,215	41,630,000

(j)	Other payables

		31 December 2019	31 December 2018	31 December 2017

	Adient, its subsidiaries and joint ventures	19,109,950	79,676,099	1,918,956
	SAIC, its subsidiaries, associates and joint ventures	10,436,282	-	2,623,882
	Associates and its subsidiaries and joint ventures	1,000,010	-	-
		30,546,242	79,676,099	4,542,838

(5)	Commitments in relation to related parties

The commitments in relation to related parties contracted for by the Group but not yet necessary to be recognised on the balance sheet as at the balance sheet date are as follows:

(a)	Leases

		31 December 2019	31 December 2018	31 December 2017

- Lessee

	SAIC, its subsidiaries, associates and joint ventures	135,687,477	84,391,765	90,558,920

9	Commitments

(1)	Capital commitments

Capital expenditures contracted for by the Group but are not yet necessary to be recognised on the balance sheet as at the balance sheet date are as follows:

		31 December 2019	31 December 2018	31 December 2017

	Buildings, machinery and equipment	38,670,849	45,963,602	108,938,923

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

9	Commitments (Cont’d)

(2)	Operating lease commitments

	The future minimum lease payments due under the signed irrevocable operating leases contracts are summarised as follows:

		31 December 2019	31 December 2018	31 December 2017

	Within 1 year	163,026,111	159,228,397	140,700,650
	1 and 2 years	154,348,367	131,942,062	116,925,255
	2 and 3 years	150,796,730	116,737,697	111,404,872
	Over 3 years	326,513,920	310,344,520	343,124,106
		794,685,128	718,252,676	712,154,883

10	Events after the balance sheet date

After the outbreak of Coronavirus Disease 2019 (“COVID-19 outbreak”) in early 2020, a series of precautionary and control measures have been and continued to be implemented across the country/region. The Group will pay close attention to the development of the COVID-19 outbreak and evaluate its impact on the financial position and operating results of the Group. As at the date on which this set of financial statements were authorised for issue, the Group was not aware of any material adverse effects on the financial statements as a result of the COVID-19 outbreak.

11	Financial risk

The Group’s activities expose it to a variety of financial risks: market risk (primarily including currency risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group's financial performance.

(1)	Market risk

(a)	Foreign exchange risk

The Group’s major operational activities are carried out in Mainland China and a majority of the transactions are denominated in RMB. The Group is exposed to foreign exchange risk arising from the recognised assets and liabilities, and future transactions denominated in foreign currencies, primarily with respect to US dollars. The Group’s finance department at its headquarters is responsible for monitoring the amount of assets and liabilities, and transactions denominated in foreign currencies to minimise the foreign exchange risk. Therefore, the Group may consider entering into forward exchange contracts or currency swap contracts to mitigate the foreign exchange risk. During 2019, 2018 and 2017, the Group did not enter into any forward exchange contracts or currency swap contracts.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

11	Financial risk (Cont’d)

(1)	Market risk (Cont’d)

(a)	Foreign exchange risk (Cont’d)

	The financial assets and the financial liabilities denominated in foreign currencies, which are held by the subsidiaries of the Group, whose recording currencies are RMB, are expressed in RMB as at 31 December 2019, 2018 and 2017 as follows:

		31 December 2019
		USD	Others	Total

	Financial assets denominated in foreign currency -
	Cash at bank and on hand	76,850,694	55,094,863	131,945,557
	Receivables	95,454,874	179,314,843	274,769,717
		172,305,568	234,409,706	406,715,274

	Financial liabilities denominated in foreign currency -
	Payables	34,371,896	78,269,014	112,640,910

	31 December 2018
	USD	Others	Total

Financial assets denominated in foreign currency -
Cash at bank and on hand	50,213,457	65,760,379	115,973,836
Receivables	122,414,691	213,130,083	335,544,774
	172,628,148	278,890,462	451,518,610

Financial liabilities denominated in foreign currency -
Payables	40,311,332	126,466,498	166,777,830

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

11	Financial risk (Cont’d)

(1)	Market risk (Cont’d)

(a)	Foreign exchange risk (Cont’d)

	The financial assets and the financial liabilities denominated in foreign currencies, which are held by the subsidiaries of the Group, whose recording currencies are RMB, are expressed in RMB as at 31 December 2019, 2018 and 2017 as follows (Cont’d):

		31 December 2017
		USD	Others	Total

	Financial assets denominated in foreign currency -
	Cash at bank and on hand	16,064,657	15,968,386	32,033,043
	Receivables	156,009,983	214,098,674	370,108,657
		172,074,640	230,067,060	402,141,700

	Financial liabilities denominated in foreign currency -
	Payables	38,254,620	129,818,845	168,073,465

	As at 31 December 2019, 2018 and 2017, if the RMB had strengthened/weakened by 10% against the USD while all other variables had been held constant, the Group’s profit before tax for the years would have been approximately RMB 13,793,367, RMB 13,231,682 and RMB 13,382,002 lower/higher for various financial assets and liabilities denominated in USD.

(b)	Interest rate risk

	The Group's interest rate risk mainly arises from related party entrusted loans and interest-bearing bank borrowings. Financial liabilities issued at floating rates expose the Group to cash flow interest rate risk. Financial liabilities issued at fixed rates expose the Group to fair value interest rate risk. The Group determines the relative proportions of its fixed rate and floating rate contracts depending on the prevailing market conditions. As at 31 December 2019, 2018 and 2017, the Group’s long-term interest bearing borrowings were RMB-denominated with floating rates, amounting to Nil, Nil and 1,500,000 (Note 7(24)).

	The Group’s finance department at its headquarters continuously monitors the interest rate position of the Group. Increases in interest rates will increase the cost of new borrowing and the interest expenses with respect to the Group’s outstanding floating rate borrowings, and therefore could have a material adverse effect on the Group’s financial performance. The Group makes adjustments timely with reference to the latest market conditions and may enter into interest rate swap agreements to mitigate its exposure to interest rate risk. During 2019, 2018 and 2017, the Group did not enter into any interest rate swap agreements.

	As at 31 December 2019, 2018 and 2017, if interest rates on the floating rate borrowings had risen/fallen by 50 basis points while all other variables had been held constant, the Group’s total profit would have decreased/increased by approximately Nil, Nil, and 7,500, respectively.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

11	Financial risk (Cont’d)

(2)	Credit risk

Credit risk is managed on the grouping basis. Credit risk mainly arises from cash at bank, notes receivable, accounts receivables, other receivables etc.

The Group expects that there is no significant credit risk associated with cash at bank since they are deposited at state-owned banks, other medium or large size listed banks and related party. Management does not expect that there will be any significant losses from non-performance by these counterparties.

In addition, the Group has policies to limit the credit exposure on notes receivable, accounts receivables, other receivables. The Group assesses the credit quality of and sets credit limits on its customers by taking into account their financial position, the availability of guarantee from third parties, their credit history and other factors such as current market conditions. The credit history of the customers is regularly monitored by the Group. In respect of customers with a poor credit history, the Group will use written payment reminders, or shorten or cancel credit periods, to ensure the overall credit risk of the Group is limited to a controllable extent.

As at the balance sheet date, the Group has no significant collateral or other credit enhancements held as a result of the debtor's mortgage.

(3)	Liquidity risk

	Cash flow forecasting is performed by each subsidiary of the Group and aggregated by the Group’s finance department in its headquarters. The Group’s finance department at its headquarters monitors rolling forecasts of the Group’s short-term and long-term liquidity requirements to ensure it has sufficient cash that are readily convertible to cash to meet operational needs, while maintaining sufficient headroom on its undrawn committed borrowing facilities from major financial institution so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities to meet the short-term and long-term liquidity requirements.

	The financial liabilities of the Group at the balance sheet date are analysed by their maturity date below at their undiscounted contractual cash flow:

		31 December 2019
		Within 1 year	1 to 5 years	Over 5 years	Total

	Short-term borrowings	442,658,296	-	-	442,658,296
	Notes payable	634,111,311	-	-	634,111,311
	Accounts payable	11,994,465,250	-	-	11,994,465,250
	Other payables	4,410,897,268	-	-	4,410,897,268
		17,482,132,125	-	-	17,482,132,125

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

11	Financial risk (Cont’d)

(3)	Liquidity risk (Cont’d)

	The financial liabilities of the Group at the balance sheet date are analysed by their maturity date below at their undiscounted contractual cash flow (Cont’d):

		31 December 2018
		Within 1 year	1 to 5 years	Over 5 years	Total

	Short-term borrowings	578,660,000	-	-	578,660,000
	Notes payable	665,390,579	-	-	665,390,579
	Accounts payable	10,447,210,448	-	-	10,447,210,448
	Other payables	3,990,807,212	-	-	3,990,807,212
	Long-term borrowings	1,500,000	-	-	1,500,000
		15,683,568,239	-	-	15,683,568,239

		31 December 2017
		Within 1 year	1 to 5 years	Over 5 years	Total

	Short-term borrowings	551,280,196	-	-	551,280,196
	Notes payable	653,798,483	-	-	653,798,483
	Accounts payable	12,797,027,105	-	-	12,797,027,105
	Other payables	3,540,365,714	6,125	-	3,540,371,839
	Long-term borrowings	3,000,000	1,500,000	-	4,500,000
		17,545,471,498	1,506,125	-	17,546,977,623

12	Fair value estimates

(1)	Financial assets and liabilities not measured at fair value

The level in which fair value measurement is categorised is determined by the level of the fair value hierarchy of the lowest level input that is significant to the entire fair value measurement:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability.

(a)	Financial instruments not measured at fair value

	The Group’s financial assets and financial liabilities measured at amortised cost mainly represent notes receivable, accounts receivable, other receivables, short-term borrowings, payables and long-term borrowings.

	The carrying amount of the Group's financial assets and liabilities not measured at fair value is a reasonable approximation of their fair value.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

12	Fair value estimates (Cont’d)

(1)	Financial assets and liabilities not measured at fair value (Cont’d)

(b)	Financial instruments measured at fair value

The Group's financial assets measured at fair value are receivables financing, belonging to Level 3 (Note 7(4)).

13	Capital management

The Group’s capital management policies aim to safeguard the Group’s ability to continue as a going concern in order to provide returns for investors and benefits for other stakeholders, and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to investors, refund capital to investors or sell assets to reduce debts.

The Group’s total capital is calculated as ‘owners’ equity’ as shown in the consolidated balance sheets. The Group is not subject to external mandatory capital requirements.

14	Reconciliation to United States generally accepted accounting principles

The financial statements have been prepared in accordance with Accounting Standards for Business Enterprises in the People's Republic of China (“PRC GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences which have an impact on either net profit or owners’ equity of the Company are described in the reconciliation tables below. Other differences do not have a significant effect on either net profit or owners’ equity. The effects of the significant adjustments to net profit for the years ended 31 December 2019, 2018 and 2017 which would be required if U.S. GAAP were to be applied instead of PRC GAAP are summarized in the following table. Also, ASC 606, Revenue from Contracts with Customers, would become effective January 1, 2019 to the Company if U.S. GAAP were to be applied instead of PRC GAAP. The Company assessed the adoption impact following the 5-step model under ASC 606 and using a modified retrospective transition method, which requires a cumulative-effect adjustment, to the opening balance of retained earnings to be recognized on the date of adoption with prior periods not restated. Per the assessment, the impact of adoption of ASC 606 would be immaterial to the Company.

		2019	2018	2017

	Net profit under PRC GAAP	2,275,803,139	2,706,315,652	2,378,716,606
	Adjustments:
	Inventory impairment reversals (a)	260,105	(135,814)	2,694,821
	Staff Welfare and Incentive Fund (b)	(147,797,779)	(126,529,628)	(12,076,907)
	Tax effect of the reconciling items (c)	(7,869)	20,372	(404,223)
	Net profit under U.S. GAAP	2,128,257,596	2,579,670,582	2,368,930,297

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

14	Reconciliation to United States generally accepted accounting principles (Cont’d)

	The effects of the significant adjustments to owners’ equity for the years ended 31 December 2019, 2018 and 2017 which would be required if U.S. GAAP were to be applied instead of PRC GAAP are summarized as follows:

		31 December 2019	31 December 2018	31 December 2017

	Owners’ equity under PRC GAAP	5,255,275,254	5,267,776,585	4,857,853,302
	Adjustments:
	Inventory impairment reversals (a)	(311,468)	(571,573)	(435,759)
	Staff Welfare and Incentive Fund (b)	222,690,120	309,948,948	369,909,590
	Tax effect of the reconciling items (c)	77,867	85,736	65,364
	Owners’ equity under U.S. GAAP	5,477,731,773	5,577,239,696	5,227,392,497

(a)	Inventory impairment reversals

	Under PRC GAAP, reversals of inventory impairment charges (limited to the amounts of the original impairment) are required for subsequent recoveries. Impairments and any subsequent reversals are included in a separate profit and loss line item - “Asset impairment losses”, which is outside of cost of goods sold. Under U.S. GAAP, reversals of impairments are prohibited, as a write-down of inventories to the lower of cost or market creates a new cost basis that subsequently cannot be reversed.

(b)	Staff Welfare and Incentive Fund

In accordance with the Law of the PRC on Chinese-Foreign Equity Joint Ventures and the Company’s Articles of Association, the Company appropriated the Staff Welfare and Incentive Fund of net profit after setting off accumulated losses of previous years and before profit distributions to the investors. The Staff Welfare and Incentive Fund is restricted to fund payments of special bonus to employees and for the collective welfare of employees. None of it is allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor can it be distributed except under liquidation.

Under PRC GAAP, appropriation of the Staff Welfare and Incentive Fund is a liability in nature and accounted for as a transfer from retained earnings to Staff Welfare and Incentive Fund, a liability account. Subsequent payments is accounted for as a release of the Company’s liability.

	Under U.S. GAAP, appropriation to the Staff Welfare and Incentive Fund is accounted for as a transfer from retained earnings to the statutory reserves. Subsequent payment is accounted for as expenses or assets based on the usage of the payment, and proportionate retained earnings and the statutory reserves are reversed concurrently.

YANFENG ADIENT SEATING CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2019, 2018 AND 2017 (AMOUNTS AS OF AND FOR THE YEAR ENDED 31 DECEMBER 2017 IS NOT COVERED BY THE AUDITOR’S REPORT INCLUDED HEREIN)
(All amounts in RMB Yuan unless otherwise stated)

14	Reconciliation to United States generally accepted accounting principles (Cont’d)

(c)	Tax effect of the reconciling items

The applicable statutory tax rate used to calculate the tax effect of the reconciling items on the net profit reconciliation between PRC GAAP and U.S. GAAP for the year ended December 31, 2019 was 25% and 15%, while it was 15% for the year ended December 2018 and 2017.